Filed Pursuant to Rule 433

Registration No. 333-190038

August 5, 2015

BARCLAYS

Equities

US ETF & ETN Guide[1]

July 2015
1,748 US listed products
Total $2,136bn in ETF assets and ETNs issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$548.8	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$90.9	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$105.7	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$334.2	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General	$387.2	4
Leveraged – Equities	$15.6	6
Inverse – Equities	$8.4	7
Dividend Domestic, International	$139.0	8
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$299.5	9
Commodities	$50.3	11
Currencies	$2.9	11
Leveraged – FICC	$1.6	11
Inverse – FICC	$7.2	11
Specialty		
Active	$13.7	13
Fundamental	$14.8	13
Life Cycle and Allocation	$1.4	13
Long/Short	$1.0	14
Quantitative Domestic, International	$52.5	14
Other	$35.3	15

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$4.2	17
Currencies	$0.0	17
Leveraged/Inverse	$8.7	17
Volatility	$2.8	18
Other	$10.7	18

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of July 10, 2015. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This Is Not a Product of Barclays Research. This Is a Product of Barclays Desk Analysts and Trading. For Institutional Investors Only.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the US VolCenter on Barclays Live at live.barclays.com (keyword: USVolCenter).

Exchange Traded Funds (ETFs)
Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based					
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$56,220	$297.8	✓
IWV	iShares Russell 3000	RU30INTR	6,245	26.7	✓
SCHB	Schwab US Broad Market	DW25T	5,114	25.0	✓
VXF	Vanguard Extended Market	SPTRCMI	4,241	25.1	✓
ITOT	iShares Core S&P Total Mkt	SPTRSUPR	2,429	13.5	✓
IYY	iShares DJ US Index	DJUST	966	2.6	
ONEQ	Fidelity NASDAQ Composite	CCMP	591	4.1	
VUSE	Vident Core US Equity	VIUSX	367	1.2	
THRK	SPDR Russell 3000	RU30INTR	250	1.5	
VTHR	Vanguard Russell 3000	RU30INTR	174	0.8	
CNTR	PwrShrs Contrarian Opportun	DJCNTRAT	3	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPXT	$180,307	$23,810.5	✓
IVV	iShares S&P 500	SPTR	69,141	797.4	✓
VOO	Vanguard S&P 500	SPXT	33,750	320.5	✓
DIA	SPDR DJ Indust Avg	INDU	12,391	949.5	✓
IWB	iShares Russell 1000	RU10INTR	12,305	98.8	✓
RSP	Guggenheim S&P 500 EW	SPXEWTR	10,983	91.3	✓
VV	Vanguard LC	CRSPLCT	6,033	18.0	✓
SCHX	Schwab US LC	DWLT	4,555	25.1	✓
OEF	iShares S&P 100	SPTR100	4,237	70.2	✓
MGC	Vanguard Mega Cap	CRSPMET	1,041	3.3	✓
JKD	iShares Mrngstr LC	MLCRT	639	3.7	
VONE	Vanguard Russell 1000	RU10INTR	524	2.7	
XLG	Guggenheim Russell Top 50	RUTP50TR	501	2.2	
EQAL	PowerShares R1000 Equal Wgt	RU1ELCTR	156	1.8	
EWRI	Guggenheim Russell 1000 EW	RU1ELCTR	97	0.5	
IWL	iShares Russell T200	RUTPINTR	97	1.1	
ONEK	SPDR Russell 1000	RU10INTR	74	0.4	
EUSA	iShares MSCI USA	GDDUUS	54	0.3	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$26,644	$174.5	✓
MDY	SPDR S&P MC 400	MID	15,863	463.0	✓
IWR	iShares Russell MC	RUMCINTR	12,899	45.0	✓
VO	Vanguard MC	CRSPMIT	12,349	48.1	✓
SCHM	Schwab US MC	DWMT	1,908	9.6	✓
JKG	iShares Mrngstr MC	MMCRT	537	2.6	
IVOO	Vanguard S&P MC 400	SPTRMDCP	381	1.9	
EWRM	Guggenheim Russell MC EW	RUMEMCTR	153	0.5	
RSCO	SPDR Russell SC Complete	RSCCINTR	100	0.3	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$30,170	$3,621.2	✓
IJR	iShares S&P SC 600	SPTRSMCP	16,849	97.9	✓
VB	Vanguard SC	CRSPSCT	11,779	52.9	✓
SCHA	Schwab US SC	DWST	3,022	16.0	✓
VTWO	Vanguard Russell 2000	RU20INTR	599	6.2	✓
SLY	SPDR S&P SC 600	SPTRSMCP	412	1.6	
JKJ	iShares Mrngstr SC	MSCRT	228	0.6	
VIOO	Vanguard S&P SC 600	SPTRSMCP	208	1.1	
TWOK	SPDR Russell 2000	RU20INTR	74	0.7	
EWRS	Guggenheim Russell 2000 EW	RU2ESCTR	56	0.4	
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$940	$8.2	✓
FDM	First Trust DJ Sel MicroCap	DJSM	54	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Broad-Based (continued)					
Micro Cap Broad-Based (continued)					
PZI	PwrShrs Zacks MicroCap	ZAX	$29	$0.1	
WMCR	Wilshire Micro-Cap	W5KMICRO	20	0.1	
US Indices: Value					
Total Market Value					
IUSV	iShares Core US Value	RU30VATR	$885	$4.2	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$25,873	$164.0	✓
VTV	Vanguard Value	CRSPLCVT	18,365	86.6	✓
IVE	iShares S&P 500 Value	SPTRSVX	8,464	63.0	✓
SCHV	Schwab US LC Value	DWLVT	1,408	7.2	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	1,000	3.4	✓
RPV	Guggenheim S&P 500 PureVal	SPXPV	944	8.7	✓
VONV	Vanguard Russell 1000 Val	RU10VATR	418	2.3	
JKF	iShares Mrngstr LC Value	MLVLT	287	0.9	
VOOV	Vanguard S&P 500 Val	SPTRSVX	285	1.1	
SPYV	SPDR S&P 500 Value	SPTRSVX	231	2.1	
IWX	iShares Russell T200 Value	RUTPVATR	169	0.6	
PXLV	PS Russell Top 200 Pure Val	RT2PVALT	41	0.1	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$6,996	$41.3	✓
IJJ	iShares S&P MC 400 Value	SPTRMV	4,197	10.8	✓
VOE	Vanguard MC Value	CRSPMIVT	4,041	19.9	✓
JKI	iShares Mrngstr MC Value	MMVLT	217	0.7	
MDYV	SPDR S&P MC 400 Value	SPTRMPV	123	0.8	
RFV	Guggenheim S&P 400 PureVal	SPTRMPV	118	0.6	
IVOV	Vanguard S&P MC 400 Val	SPTRMV	112	0.5	
PXMV	PS Russell MC Pure Value	RMCPVALT	48	0.2	
Small Cap Value					
IWN	iShares Russell 2000 Value	RU20VATR	$6,188	$113.5	✓
VBR	Vanguard SC Value	CRSPSCVT	5,743	27.5	✓
IJS	iShares S&P SC 600 Value	SPTRSV	3,485	11.9	✓
JKL	iShares Mrngstr SC Value	MSVLT	421	1.6	
SLYV	SPDR S&P SC 600 Value	SPTRSV	390	1.8	
RZV	Guggenheim S&P 600 PureVal	SPTRSPV	171	0.8	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	96	0.4	
VTWV	Vanguard Russell 2000 Val	RU20VATR	79	0.5	
PXSV	PS Russell 2000 Pure Value	R2KPVALT	71	0.3	
US Indices: Growth					
Total Market Growth					
IUSG	iShares Core US Growth	RU30GRTR	$688	$5.0	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$29,636	$170.9	✓
VUG	Vanguard Growth	CRSPLCGT	19,045	84.6	✓
IVW	iShares S&P 500 Growth	SPTRSGX	12,809	93.6	✓
SCHG	Schwab US LC Growth	DWLGT	2,198	11.6	✓
RPG	Guggenheim S&P 500 PureGro	SPTRXPG	2,180	12.7	✓
MGK	Vanguard Mega Cap Growth	CRSPMEGT	1,975	8.3	✓
JKE	iShares Mrngstr LC Growth	MLGRT	768	2.6	
IWY	iShares Russell T200 Growth	RUTPGRTR	597	2.4	
SPYG	SPDR S&P 500 Growth	SPTRSGX	558	3.6	
VOOG	Vanguard S&P 500 Growth	SPTRSGX	551	2.9	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	468	2.8	
PXLG	PS Russell Top 200 Pure Gro	RT2PGROT	143	0.4	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.
* Opt. denotes US listed options trading available on the underlying security.

1

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$6,245	$33.9	✓
IJK	iShares S&P MC 400 Growth	SPTRMG	5,659	26.4	✓
VOT	Vanguard MC Growth	CRSPMIGT	3,586	18.4	✓
RFG	Guggenheim S&P 400 PureGro	SPTRMPG	781	3.1	
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	379	1.4	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	246	1.1	
JKH	iShares Mrngstr MC Growth	MMGRT	231	0.8	
PXMG	PS Russell MC Pure Growth	RMCPGROT	87	0.2	
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$7,513	$116.2	✓
VBK	Vanguard SC Growth	CRSPSCGT	4,721	23.2	✓
IJT	iShares S&P SC 600 Growth	SPTRSG	3,522	20.8	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	574	3.1	
RZG	Guggenheim S&P 600 PureGro	SPTRSPG	187	1.8	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	146	1.3	
JKK	iShares Mrngstr SC Growth	MSGRT	123	0.3	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	74	0.4	
PXSG	PS Russell 2000 Pure Growth	R2XPGROT	34	0.1	
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXYTR	$10,707	$447.5	✓
FXD	First Trust Cons Discr	STRQCD	2,573	21.8	✓
ITB	iShares US Home Constr	DJSHMBT	2,262	111.8	✓
VCR	Vanguard Cons Discret	M2US5CDI	2,069	15.2	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,835	146.6	✓
XRT	SPDR S&P Retail	SPSIRETR	1,479	204.9	✓
IYC	iShares US Cons Svcs	DJUSCYT	1,091	9.6	
RXI	iShares Glb Cons Discr	SGDNW	473	9.1	
FDIS	Fidelity MSCI Cons Discret	M2US0CDI	291	4.5	
RTH	Market Vectors Retail	MVRTHTR	216	7.1	✓
RCD	Guggenheim S&P 500 EW CD	SPXEWCD	206	2.0	
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	183	1.8	
PBS	PowerShares Dyn Media	DZMTR	161	1.4	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	126	0.7	
PEZ	PwrShrs DWA Cons Cycl Mom	DWCCTRR	122	1.2	
PKB	PwrShrs Dyn Build & Constr	DWCTR	53	0.3	
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	32	0.2	
BJK	Market Vectors-Gaming	MVBJKTR	29	0.5	✓
PMR	PowerShares Dyn Retail	DWRTR	26	0.5	
IPD	SPDR S&P Intl Cons Discret	SPBMUCUT	18	0.2	
EMDI	iShares MSCI EM ConsDisc	M1EF0CD	5	0.0	
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXRTR	$7,899	$364.7	✓
FXG	First Trust Cons Staples	STRQCS	2,682	21.7	✓
VDC	Vanguard Cons Staples	M2US5CSI	2,553	14.0	✓
IYK	iShares US Cons Goods	DJUSNCT	660	9.4	
KXI	iShares Glb Cons Stap	SGCSNW	620	3.7	✓
RHS	Guggenheim S&P 500 EW CS	SPXEWCS	276	2.8	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	267	2.3	
FSTA	Fidelity MSCI Cons Staples	M2US0CSI	201	3.2	
PSL	PwrShrs DWA Cons Stap Mom	DWCSTR	101	1.9	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UT	66	0.5	
PSCC	PwrShr S&P SC Cons St	SPSU6CST	31	0.3	
Energy					
XLE	Energy Sector SPDR	IXETR	$12,580	$1,369.7	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Energy (continued)					
VDE	Vanguard Energy	M2US5ENI	$4,155	$46.5	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	1,708	481.1	✓
IYE	iShares US Energy	DJUSENT	1,398	49.0	✓
IXC	iShares Glb Energy	SGESNW	1,056	9.9	✓
OIH	Market Vectors Oil Service	MVOIHTR	975	252.8	✓
FXN	First Trust Energy	STRQEN	481	7.7	✓
IEO	iShares US O&G E&P	DJSOEPT	475	10.8	✓
IEZ	iShares US Oil Eqp&Svc	DJSOEST	311	7.9	✓
FENY	Fidelity MSCI Energy	M2US0ENI	280	5.4	
XES	SPDR S&P O&G Equip&Svcs	SPSIOSTR	238	9.3	✓
FCG	First Trust ISE Nat Gas	FUM	198	9.0	✓
PXI	PwrShrs DWA Energy Mom	DWENTR	162	1.5	
RYE	Guggenheim S&P 500 EW Ener	SPXEWEN	155	2.4	
PXE	PwrShrs Dyn Energy E&P	DWETR	109	1.0	
KOL	Market Vectors-Coal	MVKOLTR	70	1.0	✓
FRAK	MktVctrs Unconventional O&G	MVFRAKTR	61	0.7	✓
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	60	0.6	✓
NLR	Mkt Vect Uran + Nuclear En	MVNLRTR	54	0.2	
PSCE	PwrShr S&P SC Energy	SPSU6ET	41	0.7	
ENY	Guggenheim Canada Energy	SPTXHUTR	37	0.4	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	30	0.4	
TPYP	Tortoise NorthAmer Pipeline	TNAP	25	0.7	
IPW	SPDR S&P Intl Energy	SPBMU1UT	25	0.3	
GNAT	WisdomTree Glb Natl Resour	WTIDGNRT	19	0.2	
IOIL	IQ Global Oil SC	IQSMOILT	4	0.1	
EMEY	iShares MSCI EM Energy	M1EF5EN	3	0.0	
CHIE	Global X China Energy	CHIE	3	0.0	
Financials					
XLF	Financial Sector SPDR	IXMTR	$21,231	$769.7	✓
VFH	Vanguard Financials	M2US5FNI	3,375	19.5	✓
KBE	SPDR S&P Bank	SPSIBKT	3,095	52.9	✓
KRE	SPDR S&P Regional Bank	SPSIRBKT	2,747	174.6	✓
IYF	iShares US Financial	DJUSFNT	1,581	41.6	✓
FXO	First Trust Financial	STRQFN	1,119	14.1	✓
IYG	iShares US Finan Svcs	DJUSFV	724	8.5	✓
IAT	iShares US Reg Banks	DJSRBKT	466	6.9	✓
EUFN	iShares MSCI Europe Fin	MXEU0FN	434	6.0	✓
KBWB	PowerShares KBW Bank	BKXTR	403	5.2	✓
KIE	SPDR S&P Insurance	SPSIINST	398	4.6	✓
IAI	iShares US Broker Dlrs	DJSINVT	355	3.1	✓
FNCL	Fidelity MSCI Financials	M2US0FNI	329	4.4	
IXG	iShares Glb Financials	SGFSNW	285	4.1	
RYF	Guggenheim S&P 500 EW Fin	S40	212	2.6	
KCE	SPDR S&P Capital Markets	SPSICMT	176	0.5	✓
IAK	iShares US Insurance	DJSINST	125	1.0	
PSCF	PwrShr S&P SC Finance	SPSU6FT	121	0.3	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	98	1.0	
CHIX	Global X China Financials	CHIF	88	2.0	✓
KBWR	PowerShares KBW Reg Bank	KRXTR	42	0.3	
PFI	PwrShrs DWA Financial Mom	DWFNTR	34	0.3	
DXJF	WsdmTree Japan Hedg Finans	WTJFHT	31	0.4	
RWW	RevenueShares Financial	REVWFINT	30	0.2	
KBWP	PowerShares KBW Prop&Cas	KPXTR	19	0.1	
IPF	SPDR S&P Intl Financials	SPBMU4UT	14	0.2	
KBWI	PowerShares KBW Insurance	KIXTR	11	0.1	
KBWC	PowerShares KBW Cap Mkts	KSXTR	9	0.1	
BRAF	Global X Brazil Financials	SOLBZLX	1	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.
* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Healthcare					
XLV	Health Care Sector SPDR	IXVTR	$15,460	$669.9	✓
IBB	iShares Nasdaq Biotech	XNBI	9,190	596.5	✓
VHT	Vanguard Health Care	M2US5HCI	6,184	37.9	✓
FXH	First Trust Health Care	STRQHC	4,164	22.3	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	3,658	23.2	✓
XBI	SPDR S&P Biotech	SPSIBITR	2,892	222.3	✓
IYH	iShares US Healthcare	DJUSHC	2,692	35.1	✓
PJP	PowerShares Dyn Pharma	DZRTR	2,086	14.9	✓
IXJ	iShares Glb Healthcare	SGHNW	1,776	11.9	
IHE	iShares US Pharmaceut	DJSPHMT	1,180	9.4	
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	1,166	12.4	✓
IHF	iShares US HC Providers	DJSHCPT	1,048	12.8	✓
RYH	Guggenheim S&P 500 EW HC	SPXEWHC	812	6.9	
BBH	Market Vectors Biotech	MVBBHTR	810	18.2	✓
FHLC	Fidelity MSCI Health Care	M2US0HCI	765	6.7	
IHI	iShares US Med Equip	DJSMDQT	761	9.6	
PBE	PwrShr Dyn Biotech & Gen	DZOTR	569	3.4	
PPH	Market Vectors Pharma	MVPPHTR	396	5.4	✓
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	247	1.4	
PTH	PwrShrs DWA Healthcare Mom	DWHCTR	229	1.7	
XHS	SPDR S&P HC Srvs	SPSIHPTR	211	3.8	
IRY	SPDR S&P Intl Health Care	SPBMUHUT	85	0.7	
XHE	SPDR S&P HC Equipment	SPSIHETR	47	0.2	
BBC	BioShrs Biotech Clinic Trial	LSCIBC	33	1.0	
BBP	BioShares Biotech Products	LSCIBP	23	0.6	
DXJH	WsdmTree Japan Hedg HC	WTJHCHT	5	0.1	
Industrials					
XLI	Industrial Sector SPDR	IXITR	$6,553	$497.9	✓
VIS	Vanguard Industrials	M2US5INI	2,098	10.7	✓
IYT	iShares Transportation	DJTTR	940	68.1	✓
IYJ	iShares US Industrial	DJUSINT	685	11.5	✓
ITA	iShares US Aerosp & Def	DJSASDT	534	6.6	
FXR	First Trust Industrials	STRQIN	395	6.4	✓
XTN	SPDR S&P Transportation	SPSITNTR	352	7.7	
PPA	PwrShrs Aerospace & Def	DXS	262	1.7	
EXI	iShares Glb Industrial	SGNNW	243	1.6	
FIDU	Fidelity MSCI Industrials	M2US0INI	152	2.3	
XAR	SPDR S&P Aero & Def	SPSIADTR	143	1.6	
PRN	PowerShares Dyn Industrial	DWIDXTR	132	1.2	
RGI	Guggenheim S&P 500 EW Inds	SPXEWIN	126	1.3	
PSCI	PwrShr S&P SC Indust	SPSU6IT	80	0.4	
JETS	US Global Jets	JETSX	42	2.0	✓
IPN	SPDR S&P Intl Industrials	SPBMU2UT	21	0.2	
CHII	Global X China Industrials	CHII	8	0.3	
DXJC	WsdmTree Japan Hedg CapGds	WTJCGHT	3	0.0	
Materials					
GDX	Market Vectors Gold Miners	GDMNTR	$5,688	$801.3	✓
XLB	Materials Sector SPDR	IXBTR	2,515	190.6	✓
GDXJ	Mkt Vect Junior Gold Miners	MVGDXJTR	1,415	283.7	✓
VAW	Vanguard Materials	M2US5MTI	1,259	7.7	✓
IYM	iShares US Basic Mat	DJUSBMT	433	8.4	✓
XME	SPDR S&P Metals & Mining	SPSIMMTR	310	51.4	✓
MXI	iShares Glb Materials	SGMNW	305	1.9	
WOOD	iShares Glb Timb&For	SPGTTFN	285	1.0	✓
CUT	Guggenheim Timber	CGTBR	200	0.8	
FXZ	First Trust Materials	STRQMT	173	3.5	✓
URA	Global X Uranium	SOLURA	170	2.2	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
SIL	Global X Silver Miners	SOLGLOSI	$160	$1.9	✓
SGDM	Sprott Gold Miners	ZAXSGDM	145	3.3	
FMAT	Fidelity MSCI Materials	M2US0MTI	110	1.9	
RTM	Guggenheim S&P 500 EW Mats	SPXEWMA	89	1.2	
PYZ	PwrShrs DWA Basic Mat Mom	DWBMTR	73	0.4	
SLX	Market Vectors Steel	STEEL	70	1.2	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	63	1.0	✓
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	52	0.5	✓
REMX	MrktVctrs RareEarth/StratMet	MVREMXTR	45	0.2	✓
GLDX	Global X Gold Explorers	SOLGLDX	28	0.2	✓
COPX	Global X Copper Miners	SOLGLOCO	20	0.3	
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	20	0.9	
SGDJ	Sprott Junior Gold Miners	ZAXSGDJ	19	0.5	
PSCM	PwrShr S&P SC Mater	SPSU6MT	17	0.1	
CU	First Trust ISE Glb Copper	ISC	17	0.4	✓
SOIL	Global X Fertilizer/Potash	SOLFERT	14	0.1	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	12	0.1	
CCXE	WisdomTree Comm Country	WTIDCCET	11	0.0	
PLTM	First Trust ISE Glb Platin	ORE	8	0.1	✓
IRV	SPDR S&P Intl Materials	SPBMU6UT	6	0.0	
SILJ	PureFunds ISE Jr Silv SC	ZIR	4	0.1	✓
JUNR	Global X Junior Miners	VXTUAR	3	0.0	
CHIM	Global X China Materials	CHIMAT	2	0.1	
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$38,054	$3,019.6	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	2,415	8.7	✓
IGE	iShares S&P NA Nat Res	SPGINRTR	2,043	17.0	✓
MOO	Mkt Vectors Agribusiness	MVMOOTR	1,410	9.7	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	1,217	5.4	✓
ECON	EGShares EM Consumer Titan	DJECONT	971	6.9	✓
GNR	SPDR S&P Glb Nat Resour	SPGNRUT	651	5.2	✓
NFRA	FlxShr STOXX Glb Brd Infra	STXGBIV	335	0.9	
QQXT	First Trust NDX Ex-Tech	NDXM	153	0.9	
ROBO	Robo-Stox Glb Robot&Automn	ROBOTR	119	0.8	
CHIQ	Global X China Consumer	CHIQ	99	0.7	✓
HAP	Market Vectors Natural Res	RVEIT	87	1.2	
QQQE	Direxion NASDAQ-100 EW	NDXE	85	1.1	
INCO	EGShares India Consumer	IINCOT	74	2.1	
SEA	Guggenheim Shipping	DJGSHT	64	0.6	✓
EMIF	iShares S&P EM Infrastruc	SPGEIFDT	63	0.5	
INXX	EGShares India Infr	IINXXT	53	0.5	✓
PAGG	PwrShrs Global Agriculture	QAGXNNR	45	0.2	
LIT	Global X Lithium	SOLLIT	44	0.3	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	38	0.1	
EMDD	EGShares EM Dom Demand	SPEMDUN	37	0.1	
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	33	0.2	
PXR	PwrShrs EM Infrastruct	EIBIT	31	0.2	
TOLZ	ProShr DJ Brookfield GlbInfr	DJBGICUT	26	0.2	
CROP	IQ Global Agribusiness SC	IQSMCROT	15	0.1	✓
BRXX	EGShares Brazil Infr	FTBRXXN	13	0.1	
GRID	First Trust NQ Smart Grid	QGRD	12	0.0	
FLM	First Trust ISE Glb Eng&Cons	CVL	12	0.0	
FONE	FrstTrst NDAQ CEA Smrtphn	QFON	11	0.0	
EMQQ	EM Internet & Ecommerce	EMQQITR	11	0.2	
CIBR	FT NASDAQ CEA Cybersecurity	NQCYBRT	10	3.0	
HECO	Huntington EcoLogical Strat	n/a	8	0.1	✓
BRAQ	Global X Brazil Consumer	SOLBZLC	6	0.0	
DXJT	WsdmTree Japan Hedg TMT	WTJTMTHT	4	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

3

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Multi-Sector (continued)					
DBIF	DB X-trckr SP Hdg Glb Infr	SPGTINNH	$4	$0.0	
GHII	Guggenheim S&P High Inc Infr	SPHIIUT	2	0.0	
Real Estate					
VNQ	Vanguard REIT	RMZ	$24,571	$368.4	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	5,004	22.2	✓
IYR	iShares US Real Estate	DJUSRET	4,330	800.1	✓
ICF	iShares Cohen&Steers REIT	RMP	3,183	37.6	✓
VNQI	Vanguard GlbxUS Real Est	SPBMGUUN	3,166	20.8	✓
RWR	SPDR DJ REIT	DWRTFT	2,982	33.8	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	1,958	13.9	✓
SCHH	Schwab US REIT	DWRTFT	1,511	16.4	✓
REM	iShares Mortgage RE Cap	TFNMRC	1,096	11.8	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	933	4.8	✓
REZ	iShares Residential RE Cap	TFN17C	262	2.8	✓
FRI	First Trust S&P REIT	SPREIT	216	4.3	✓
WPS	iShares Intl Property	SPBMWUUT	162	0.7	
DRW	WisdomTree GlbxUS RealEst	WTIRGRET	121	0.6	
MORT	Market Vectors Mortg REIT	MVMORTTR	116	0.9	
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	113	0.9	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	104	0.5	
GRI	CBS Global Realty Majors	GRM	100	0.4	
ROOF	IQ US Real Estate SC	IQSMREST	94	0.7	
FTY	iShares Real Estate 50	FNRSTR	83	0.3	
IFEU	iShares Eur Dev Real Est	NUPRA	65	1.1	
DXJR	WsdmTree Japan Hedg RealEst	WTJRHT	31	0.3	
REET	iShares Global REIT	RNXG	27	0.2	
FREL	Fidelity MSCI Real Estate	M2USMRE	24	0.5	
TAO	Guggenheim China RE	ACNRET	22	0.7	✓
IFNA	iShares NA Dev Real Estate	TRGNAU	22	0.1	
IFAS	iShares Asia Dev Real Est	TRGASU	18	0.1	
WREI	Wilshire US REIT	WILREIT	15	0.1	
DBRE	DB X-trckr DB Hdg Intl RE	DWXRSNUH	2	0.0	
EMRE	Guggenheim EM Real Estate	ASEMRET	2	0.0	
Technology					
XLK	Technology Sector SPDR	IXTTR	$12,652	$348.9	✓
VGT	Vanguard Technology	M2USSITI	7,471	39.2	✓
FDN	First Trust DJ Internet	DJINET	3,015	20.1	✓
IYW	iShares US Technology	DJUSTCT	2,822	50.7	✓
HACK	PureFunds ISE Cyber Security	HXR	1,245	22.5	✓
IGV	iShares NA Tech-Software	SPGSTISO	1,216	10.8	✓
RYT	Guggenheim S&P 500 EW Tech	SPXEWIT	952	8.1	
FXL	First Trust Technology	STRQTC	885	14.5	✓
IXN	iShares Global Tech	SGINW	878	4.1	
IGM	iShares NA Technology	SPGSTI	773	2.8	
XT	iShares Exponential Tech	MSEXPONU	673	2.6	
QQEW	First Trust NDX Equal Wgt	NDXE	646	3.9	✓
SKYY	First Trust ISE Cloud Comp	CPQ	467	2.3	✓
SOXX	iShares PHLX Semicond	SOX	441	31.1	✓
SMH	Market Vectors Semicons	MVSMHTR	427	196.5	✓
FTEC	Fidelity MSCI Info Tech	M2USOITI	417	4.9	
MTK	SPDR MS Technology	MSH	412	2.0	
QTEC	First Trust NDX Technology	NDXT	326	2.2	✓
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	276	1.0	
PNQI	PwrShrs NASDAQ Internet	NETX	215	1.9	✓
XSD	SPDR S&P Semiconductor	SPSISCTR	192	6.9	✓
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	146	1.5	✓
PTF	PwrShrs DWA Tech Momentum	DWTYTR	116	2.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
PSI	PwrShrs Dyn Semiconductors	DZETR	$87	$1.2	
SOCL	Global X Social Media	SOCL	85	2.3	✓
CQQQ	Guggenheim China Tech	ACNITTR	82	1.7	✓
KWEB	KraneShrs CSI CH Internet	H11137	76	5.1	✓
PSJ	PowerShares Dyn Software	DZCTR	59	0.3	
XSW	SPDR S&P Software & Srvs	SPSISST	51	0.5	
PXQ	PowerShares Dyn Networking	DZNTR	27	0.1	
QQQC	Global X NASDAQ China Tech	NCL9000X	19	0.3	
IPK	SPDR S&P Intl Technogy	SPBMUTUT	11	0.1	
AAIT	iShrs MSCI AC Asia InfoTech	MSIAITNU	7	0.0	
Telecommunications					
VOX	Vanguard Telecomm	M2US5TCI	$917	$6.4	✓
IYZ	iShares US Telecomm	DJSTELT	481	12.4	✓
IXP	iShares Glb Telecomm	SGTNW	475	3.4	✓
FCOM	Fidelity MSCI Telecom Svcs	M2US2TCI	81	0.8	
XTL	SPDR S&P Telecom	SPSITETR	51	1.5	
IST	SPDR S&P Intl Telecomm	SPBMUSUT	43	0.3	
Utilities					
XLU	Utilities Sector SPDR	IXUTR	$6,180	$609.4	✓
VPU	Vanguard Utilities	M2US5UTI	1,742	16.0	✓
IDU	iShares US Utilities	DJUSUTT	558	36.1	✓
JXI	iShares Glb Utilities	SGYNW	164	4.7	✓
FXU	First Trust Utilities	STRQUT	131	9.8	✓
RYU	Guggenheim S&P 500 EW Util	SPXEWUT	114	3.4	
FUTY	Fidelity MSCI Utilities	M2USOUTI	106	3.4	
GII	SPDR S&P Glb Infrastruct	SPGTINNT	94	0.6	
PUI	PwrShrs DWA Utilities Mom	DWUTTR	30	0.2	
IPU	SPDR S&P Intl Utilities	SPBMUUUT	29	0.4	
DBU	WisdomTree GlobalxUS Util	WTIDGXUT	22	0.1	
UTLT	DB X-Trckrs Regulated Util	DBIQUTLT	8	0.0	
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSL	$828	$2.3	✓
CGW	Guggenheim S&P Glb Water	SPGTAQNT	366	1.5	
TAN	Guggenheim Solar	SUNIDX	313	11.4	✓
PIO	PowerShares Global Water	GWATERL	275	0.7	
FIW	First Trust ISE Water	HHO	185	0.8	✓
PBW	PwrShrs WH Clean Energy	ECO	124	0.5	✓
GEX	Mkt Vec Glb Alt Energy	AGIXLT	93	0.4	✓
QCLN	First Trust NQ Green Energy	CELS	85	0.4	
ICLN	iShares Glb Clean En	SPGTCLNT	83	0.8	
PZD	PowerShares Cleantech	CTIUS	76	0.1	
PBD	PwrShrs Glb Clean Energy	NEXUST	68	0.2	
FAN	First Trust Glb Wind Ener	GWE	49	0.3	
PUW	PwrShrs WH Progr Energy	WHPRO	30	0.1	
KWT	Market Vectors Solar Ener	MVKWTTR	21	0.2	
EVX	Mkt Vec Environment Svcs	AXENV	16	0.0	
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$60,686	$1,225.2	✓
VEA	Vanguard FTSE Dev Mkt	TGPVAN33	28,551	209.7	✓
VEU	Vanguard FTSE All-Wrld xUS	GPVAN2TR	14,362	84.7	✓
DBEF	DB X-trckrs MSCI EAFE Hdg	M0EFHUSD	12,571	133.0	✓
ACWI	iShares MSCI ACWI	NDUEACWF	6,354	86.3	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	6,043	69.2	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	4,931	30.1	✓

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Global (continued)					
VXUS	Vanguard Total Intl Stock	TGPVAN17	$4,765	$27.0	✓
VT	Vanguard Total World	TGPVA16U	4,474	24.9	✓
SCHF	Schwab International Equity	FTAD02	4,190	25.5	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	2,892	13.8	✓
HEFA	iShrs Curr Hdg MSCI EAFE	M0EFHUSD	2,764	39.4	✓
VSS	Vanguard FTSE AWxUS SC	TGPVA09U	2,648	17.9	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	2,026	23.1	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	2,008	8.5	✓
IOO	iShares Global 100	SP100NW	1,749	4.6	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	1,645	10.0	✓
CWI	SPDR MSCI ACWI ex-US	NDUEACWZ	917	6.5	
GWL	SPDR S&P World ex-US	STBMWUU	788	4.5	✓
GWX	SPDR S&P Intl SC	STBMWUU2	743	4.4	✓
SCHC	Schwab Intl Small-Cap	GPSCW002	608	3.9	✓
TOK	iShares MSCI Kokusai	NDDUKOK	352	0.9	
URTH	iShares MSCI World	NDDUWI	219	3.2	
DGT	SPDR Global Dow	GDOWD	108	0.4	✓
ADRD	BLDRS DM 100 ADR	BKTDMT	75	0.3	
DBAW	DB X-trckr MSCI AWexUS Hdg	M1WDUHED	60	0.7	
MDD	SPDR S&P Intl MC	SPBMUMUT	56	0.5	
ACIM	SPDR MSCI ACWI IMI	MIMUAWON	32	0.7	
HACW	iShares CurrHdg MSCI ACWI	MXCXDMH	2	0.0	
HSCZ	iShares CurrHdg MSCI EAFE SC	MXEASCH	2	0.0	
HAWX	iShrs CurrHdg MSCI ACWIexUS	M1WDUHED	2	0.0	
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$19,248	$395.3	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	3,881	82.0	✓
EWH	iShares MSCI Hong Kong	NDDUHK	3,481	67.4	✓
VPL	Vanguard FTSE Pacific	TGPVAN32	3,176	37.1	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	2,368	21.1	✓
EWA	iShares MSCI Australia	NDDUAS	1,499	46.3	✓
DBJP	DB X-trckrs MSCI Japan Hdg	M0JPHUSD	1,325	12.9	✓
EWS	iShares MSCI Singapore	NDDUSG	783	11.0	✓
HEWJ	iShrs Curr Hdg MSCI Japan	M0JPHUSD	778	14.3	✓
AIA	iShares Asia 50	SPAS50NT	408	1.6	
IPAC	iShares Core MSCI Pacific	M1PCIME	404	3.1	
SCJ	iShares MSCI Japan SC	NCUAJN	144	0.7	✓
ENZL	iShares MSCI NZ Cap	M1NZ5IM	121	1.0	✓
ITF	iShares Japan LC	SPTOPXNW	82	0.5	
NKY	MAXIS Nikkei 225 Index	NKY	68	2.3	✓
JSC	SPDR Russ/Nom Japan SC	RNRIS	64	0.2	
JPP	SPDR Russ/Nom Prime JP	RNRIP	29	0.5	
ADRA	BLDRS Asia 50 ADR	BKTAST	26	0.1	
DBAP	DB X-Trckr MSCI AsiaPacxJP	M0APJHUS	10	0.2	
EWSS	iShares MSCI Singapore SC	NCUASG	10	0.1	
EWHS	iShares MSCI HK SC	NCUAHK	8	0.3	
AXJS	iShares MSCI AC Asia ex JP	MXASJSC	6	0.1	
KROO	IQ Australia SC	IQSMAUST	5	0.0	
HGJP	ProShares Hedged FTSE Japan	GPPS008	5	0.0	
HAUD	iShares CurrHdg MSCI Austr	M0AUHUSD	3	0.0	
JPN	DB X-trackers JPX-Nikkei 400	JPNK400	2	0.2	
EWAS	iShares MSCI Australia SC	NCUAAS	2	0.0	
Europe					
VGK	Vanguard FTSE Europe	TGPVAN31	$14,676	$285.0	✓
EZU	iShares MSCI Eurozone	NDDUEMU	10,282	292.7	✓
EWG	iShares MSCI Germany	NDDUGR	7,419	172.9	✓
FEZ	SPDR EURO STOXX 50	SX5U	4,750	105.0	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
EWU	iShares MSCI UK	NDDUUK	$3,459	$58.1	✓
IEV	iShares S&P Europe	SP350NW	2,913	34.2	✓
DBEU	DB X-Trckr MSCI Eur Hdg Eq	M0EUHUSD	2,624	34.0	✓
HEWG	iShrs Curr Hdg MSCI German	M0DEHUSD	1,946	34.7	✓
EWP	iShares MSCI Spain Cap	M1ES2550	1,816	55.8	✓
HEZU	iShrs Curr Hdgd MSCI Euroz	M0EMHUSR	1,563	22.9	✓
EWL	iShares MSCI Switz Cap	M1CH2550	1,216	22.1	✓
EWI	iShares MSCI Italy Cap	M1IT2550	1,072	36.2	✓
IEUR	iShares Core MSCI Europe	MIMUEURN	559	5.3	
EWD	iShares MSCI Sweden	NDDUSW	403	9.0	✓
EWQ	iShares MSCI France	NDDUFR	359	19.3	✓
GREK	Global X FTSE Greece 20	ASECU	354	13.5	✓
FEU	SPDR STOXX 50	SX5V	284	3.2	
DBGR	DB X-trckr MSCI Germany Hdg	M0DEHUSD	206	4.7	
EWN	iShares MSCI Netherlands	MIMUNETN	192	7.9	✓
EWK	iShares MSCI Belgium Cap	M1BE5IM	175	5.4	✓
EIS	iShares MSCI Israel Capped	MISCNU	131	2.6	
EIRL	iShares MSCI Irelnd Cap IMI	M1AIECP	108	1.4	
NORW	Global X MSCI Norway	MXNO5IM	88	1.0	
EDEN	iShares MSCI DK Cap IMI	M1DK5IM	70	1.4	
EWO	iShares MSCI Austria Cap	M1AT5IM	69	1.1	
GXF	Global X FTSE Nordic Reg	TN30XN	58	0.3	
ENOR	iShares MSCI Norway Cap IMI	M1NO5IM	56	0.7	
ISRA	Market Vectors Israel	BLSNTR	52	0.2	✓
IEUS	iShares MSCI Europe SC	M1EUSC	51	0.3	
PGAL	Global X FTSE Portugal 20	FPGALN	43	0.8	
EFNL	iShares MSCI FI Cap IMI	M1FI5IM	30	0.4	
EWGS	iShares MSCI Germany SC	NCUDGR	29	0.4	
DBEZ	DB X-trckr MSCI Eurozone Hdg	MIMUEHR	24	0.3	
ADRU	BLDRS Europe 100 ADR	BKTEURT	22	0.1	
EWUS	iShares MSCI UK SC	NCUDUK	17	0.2	
DAX	Recon Capital DAX Germany	DAX	16	0.9	
SMEZ	SPDR EURO STOXX Small Cap	SCXU	13	0.2	
STXX	ALPS STOXX Europe 600	SXXP	7	0.2	
HGEU	ProShares Hedged FTSE Eur	GPPS004	5	0.3	
DBUK	DB X-Trckrs MSCI UK Hdg Eq	M0UKHUSD	5	0.0	
HFEZ	SPDR Euro Stoxx 50 Curr Hdg	SX5HUN	4	0.4	
HEWL	iShares CurrHdg MSCI Swiss	MXCH25H	3	0.0	
UK	Recon Capital FTSE 100	UKXUSD	2	0.0	
HEWU	iShares CurrHdg MSCI UK	M0UKHUSE	2	0.0	
HEWI	iShares CurrHdg MSCI Italy	MXIT25HE	2	0.0	
HEWP	iShares CurrHdg MSCI Spain	MXES25H	2	0.0	
North America					
EWC	iShares MSCI Canada	NDDUCA	$2,279	$47.3	✓
CNDA	IQ Canada SC	IQSMCANT	9	0.0	
EWCS	iShares MSCI Canada SC	NCUDCA	3	0.1	
HEWC	iShares CurrHdg MSCI Canada	M0CAHUSE	2	0.0	
Emerging Markets – Regional					
FXI	iShares FTSE China LC	TXIN0UNU	$7,408	$947.0	✓
EWY	iShares MSCI S Korea Cap	M1KR2550	3,960	145.1	✓
EWT	iShares MSCI Taiwan	NDEUSTW	3,909	124.5	✓
INDA	iShares MSCI India	NDEUSIA	3,851	62.2	✓
EWZ	iShares MSCI Brazil Cap	M1BR2550	2,764	539.4	✓
MCHI	iShares MSCI China	NDEUCHF	2,055	52.5	✓
RSX	Market Vectors Russia	MVRSXTR	2,026	242.9	✓
EWW	iShares MSCI Mex Cap IMI	M1MX5IM	1,498	126.0	✓
GXC	SPDR S&P China	SCNUN	1,169	16.7	✓

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

5

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
INDY	iShares S&P India 50	BXTRNIF$	$961	$12.3	✓
GMF	SPDR S&P EM Asia Pacific	STBMAEU	838	11.1	
ASHR	DB X-trckr Harv CSI 300 CH	CSIN0301	757	97.6	✓
ILF	iShares S&P Latin Amer 40	SPLACNW	652	16.5	✓
PIN	PowerShares India	III	612	30.6	✓
FM	iShares MSCI Frontier 100	M1FM100	582	5.5	
VNM	Market Vectors Vietnam	MVVNMTR	549	8.8	
TUR	iShares MSCI Turkey	MIMUTURN	452	19.0	✓
EZA	iShares MSCI South Africa	NDEUSSA	414	31.0	✓
EPHE	iShares MSCI Philippines	MIMUPHIN	385	12.4	
EWM	iShares MSCI Malaysia	NDDUMAF	371	19.6	✓
EIDO	iShares MSCI Indonesia	MIMUINON	352	17.4	
FNI	First Trust ISE Chindia	ICK	320	1.8	
THD	iShares MSCI Thai Cap IMI	M1THSIM	316	17.3	✓
BBRC	EGShares Beyond BRICs	TFBBRCNU	277	1.9	
ECH	iShares MSCI Chile Cap IMI	M1CLSIM	249	10.5	✓
ERUS	iShares MSCI Russia Capped	MSEURU$N	243	6.3	
HAO	Guggenheim China SC	ACNSC	237	6.4	✓
SCIF	Market Vectors India SC	MVSCIFTR	235	6.3	✓
BKF	iShares MSCI BRIC	NDUEBRIC	234	2.3	✓
EPOL	iShares MSCI Pol Cap	M1PLSIM	215	5.4	
PGJ	PwrShr Golden Dragon China	HXCX	210	1.4	✓
EPU	iShares MSCI All Peru Cap	M1PECAPD	179	1.8	✓
EEMA	iShares MSCI EM Asia	NDUEEGFA	158	1.6	
DBKO	DB X-trckr MSCI SKorea Hdg	M1KRD255	139	7.5	
IDX	Market Vectors Indonesia	MVIDXTR	122	1.6	
PEK	Mkt Vectors ChinaAMC A-Sh	CSIR0300	117	6.0	
BIK	SPDR S&P BRIC 40	SPTRBRIC	108	0.7	
EEB	Guggenheim BRIC	DRBRICT	102	0.5	✓
AFK	Market Vectors-Africa	MVAFKTR	92	0.9	
BRF	Market Vectors Brazil SC	MVBRFTR	91	1.0	✓
GXG	Global X MSCI Colombia	M1ACOCP	68	1.8	✓
SMIN	iShares MSCI India SC	MSLUINDN	67	1.1	
AFTY	CSOP FTSE China A50	A50CNHN	59	3.1	✓
GUR	SPDR S&P Emerging Europe	STBMEECQ	50	0.7	✓
CNXT	MktVct China AMC SME ChiNext	SZ399611	49	5.7	✓
QAT	iShares MSCI Qatar Capped	M1QLCE	47	0.4	
EGPT	Market Vectors Egypt Index	MVEGPTTR	46	0.5	
YAO	Guggenheim China All-Cap	ACNACTR	46	0.5	✓
ASHS	DBXTrckr Harv CSI500 Ch-A SC	CSIH0310	45	6.5	
GAF	SPDR S&P EM Middle East	STBMMEU	45	0.2	
RSXJ	Market Vectors Russia SC	MVRSXJTR	40	0.8	
ECNS	iShares MSCI China SC	MSLUCHNN	38	1.2	
GML	SPDR S&P EM Lat Am	SLAUN	33	0.1	
UAE	iShares MSCI UAE Capped	M1ALCE	33	0.3	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	32	0.6	
FCHI	iShares FTSE China	TCHB0U	32	0.3	
NGE	Global X MSCI Nigeria	M1ANI5R	29	0.6	
RBL	SPDR S&P Russia	SPCQXRUN	28	0.3	
SCIN	EGShares India SC	ISCINT	27	0.3	
ESR	iShares MSCI EM East Eur	NDUEEMEE	23	1.1	
ASEA	Global X Southeast Asia	TAS40NU	21	0.2	
PLND	Market Vectors Poland	MVPLNDTR	20	0.2	
KBA	KrnShrs Bosera MSCI ChinaA	M1CNAI	19	1.2	
ARGT	Global X MSCI Argentina	M1AARSR	18	0.3	✓
CN	DB X-trckr MSCI All CH Eq	M1ACN	16	0.2	
CXSE	WisdomTree CH Ex-SOE	CHXSOETR	16	0.1	
MES	Market Vectors Gulf States	MVMESTR	15	0.2	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	14	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
BICK	First Trust BICK	BIQ	$11	$0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	10	0.1	
EEME	iShares MSCI EM EMEA	NDDUEMEA	8	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	8	0.1	
DBBR	DB X-trckrs MSCI Braz Hdg	M0BRHUSD	5	0.1	
PAK	Global X MSCI Pakistan	MXCXP25R	5	0.1	
DBMX	DB X-trckr MSCI Mexico Hdg	M1MXDSIM	5	0.1	
BRAZ	Global X Brazil MC	SOLBRAZ	4	0.0	
AND	Global X FTSE Andean 40	TANDE40U	4	0.1	
HKOR	Horizons Korea KOSPI 200	KOSPI2	3	0.0	✓
EMBB	SPDR MSCI EM Beyond BRIC	M1EMBRIC	3	0.0	
HEWW	iShares CurrHdg MSCI Mexico	M1MXDSIM	2	0.0	
AZIA	Glb X Centr Asia & Mongol	AZIA	2	0.0	
HEWY	iShares CurrHdg MSCI SoKorea	M1KRD255	2	0.0	
KEMP	KraneShares FTSE EM Plus	GDPECO	2	0.0	
Emerging Markets – General					
VWO	Vanguard FTSE EM	TGPVAN30	$46,120	$489.8	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	26,397	2,022.3	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	7,412	105.5	✓
SCHE	Schwab Emrg Markets Equity	FTAG01	1,448	10.6	✓
EWX	SPDR S&P Emerging SC	SPBMKSUT	454	4.3	✓
DBEM	DB X-trackers MSCI EM Hdg	M0EMHUSD	226	3.8	
GMM	SPDR S&P Emg Mkts	SEMUN	213	1.8	
HEEM	iShares Curr Hdg MSCI Emerg	M1EFHUS	188	3.0	
ADRE	BLDRS EM 50 ADR	BKTEMT	165	0.3	
EMFM	Global X Next EM & FM	EMFM	132	0.5	
EEMS	iShares MSCI EM SC	MSLUEMRN	84	1.0	
FRN	Guggenheim Frontier Mkts	BKNFRR	58	0.5	
EVAL	iShares MSCI EM Value	NUVEEMVN	23	0.1	
EWEM	Guggenheim MSCI EM EW	MXEMECWR	13	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	11	0.1	
EMCR	EGShares EM Core	SPEMCRN	6	0.0	
EMFT	SPDR MSCI EM 50	MXEF50	5	0.0	
EMHZ	iShares MSCI EM Horizon	M1EFHR	1	0.0	
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,803	$400.8	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,343	140.6	✓
TQQQ	ProShares UltraPro QQQ	NDX	1,189	314.3	✓
QLD	ProShares Ultra QQQ	NDX	990	175.4	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	950	68.6	✓
UPRO	ProShares UltraPro SP500	SPX	901	195.3	✓
NUGT	Direxion Gld Mnrs Bull 3x	GDM	844	217.2	✓
UYG	ProShares Ultra Financials	DJUSFN	833	6.0	✓
TNA	Direxion Daily SC Bull 3x	RTY	754	479.5	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	574	109.6	✓
ERX	Direxion Daily Ener Bull 3x	IXE	502	127.5	✓
CURE	Direxion HlthCr Bull 3x	IXV	426	18.0	✓
DDM	ProShares Ultra Dow30	INDU	289	29.6	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSP	279	456.1	✓
UWM	ProShares Ultra R2000	RTY	258	25.1	✓
RUSL	Direxion Russia Bull 3x	MVRSX	257	34.6	✓
URE	ProShares Ultra RealEstate	DJUSRE	246	9.0	✓
EDC	Direxion Daily EM Bull 3x	MXEF	237	41.3	✓
RXL	ProShares Ultra HealthCare	DJUSHC	235	3.2	
YINN	Direxion FTSE CH Bull 3X	TXINOUU	200	19.0	✓
MVV	ProShares Ultra SP 400	MID	179	13.1	✓
TECL	Direxion Daily Tech Bull 3x	IXT	176	9.7	✓

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
UDOW	ProShares UltraPro Dow30	INDU	$168	$34.7	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	151	10.4	✓
JNUG	Direxion Jr Gold Bull 3X	MVGDXJTR	148	73.2	✓
ROM	ProShares Ultra Technology	DJUSTC	147	1.5	✓
INDL	Direxion India Bull 3x	III	134	6.0	✓
SOXL	Direxion Semicond Bull 3x	SOX	126	18.7	✓
DRN	Direxion Daily RE Bull 3x	RMZ	111	12.9	✓
CHAU	Direxion CSI 300 CH-A Bull2X	CSIN0301	91	12.6	✓
URTY	ProShares UltraPro R2000	RTY	82	12.4	✓
EURL	Direxion FTSE Europe 3X Bull	TGPVAN31	73	3.0	
LABU	Direxion S&P Biotech Bu3X	SPSIBITR	68	9.8	
UYM	ProShares Ultra Basic Mat	DJUSBM	67	1.1	✓
GASL	Direxion Nat Gas Bull 2x	FUM	61	9.2	✓
MIDU	Direxion Daily MC Bull 3x	MID	60	6.4	✓
BRZU	Direxion Brazil Bull 3X	M1BR2550	48	3.8	✓
XPP	ProShrs Ultra FTSE China 50	XINOU	46	3.0	✓
UMDD	ProShares UltraPro Mid400	MID	44	1.2	✓
RETL	Direxion Retail Bull 3x	RU15SRTL	40	1.4	
UPV	ProShr Ultra FTSE Europe	FTAD06	39	0.7	
DZK	Direxion Daily DM Bull 3x	MXEA	34	1.0	✓
UXI	ProShares Ultra Industrial	DJUSIN	34	0.3	✓
UCC	ProShares Ultra Cons Svcs	DJUSCY	33	0.5	
EET	ProShares Ultra MSCI EM	MXEF	29	0.8	✓
USD	ProShares Ultra Semicond	DJUSSC	25	0.6	✓
UGE	ProShares Ultra Cons Goods	DJUSNC	24	0.3	
EZJ	ProShares Ultra MSCI Japan	MXJP	24	0.5	✓
UPW	ProShares Ultra Utilities	DJUSUT	22	0.9	
SAA	ProShares Ultra S&P600	SML	21	0.1	✓
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	18	0.4	✓
EFO	ProShares Ultra MSCI EAFE	MXEA	16	0.6	
JPNL	Direxion Japan 3X Bull	NDDUJN	16	0.8	✓
SPUU	Direxion S&P 500 Bull 2X	SPX	16	1.9	
UBIO	Prshrs UltraPro NASDAQ Biot	NBI	14	2.2	
FINU	ProShares UltraPro 3xFins	DJUSFN	13	0.2	
KRU	ProShrs Ultra S&P Reg Bank	KRX	11	0.2	
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	8	0.3	
LTL	ProShares Ultra Telecomm	DJSTEL	6	0.1	
UMX	ProShr Ultra MSCI Mex Cap	MXMXSIM	5	0.0	
KORU	Direxion SK Bull 3X	M1KR2550	4	0.2	
UXJ	ProShr Ult MSCI Pac ex JP	MXPCJ	3	0.0	
HBU	PrShrs Ultra Homebuild&Supp	DJSHMB	3	0.0	
MATL	Direxion Basic Mat Bull 3x	IXB	3	0.2	
GUSH	Direxion SP O&G Exp&Prd Bu3X	SPSIOPTR	3	0.0	
UOP	Prshrs Ultra O&G Exp&Prd	SPSIOP	2	0.0	
SMLL	Direxion Daily SC Bull 2x	RTY	2	0.0	
MDLL	Direxion Daily MC Bull 2x	MID	2	0.0	
LLDM	Direxion FTSE DM 1.25x Bull	TGPVAN33	1	0.0	
LLSC	Direxion SC 1.25x Bull	RTY	1	0.1	
LLEM	Direxion FTSE EM 1.25x Bull	TGPVAN30	1	0.0	
LLSP	Direxion SP500 1.25x Bull	SPX	1	0.1	
GDJJ	Prshrs Ultra Jr Gold Miners	MVGDXJ	1	0.1	
GDXX	Prshrs Ultra Gold Miners	GDM	1	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities					
SH	ProShares Short S&P500	SPX	$1,571	$67.2	✓
SDS	ProShares UltraShort SP500	SPX	1,258	182.0	✓
TZA	Direxion Daily SC Bear 3x	RTY	531	148.4	✓
SPXU	ProShares UltPro Shrt SP500	SPX	448	153.2	✓
RWM	ProShares Short R2000	RTY	367	23.1	✓
EUM	ProShares Short MSCI EM	MXEF	344	13.2	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
QID	ProShares UltraShort QQQ	NDX	$331	$109.7	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	305	118.8	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	289	36.7	✓
SQQQ	ProShares UltraPro Shrt QQQ	NDX	266	128.9	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	260	66.5	✓
DOG	ProShares Short Dow30	INDU	253	12.2	✓
DXD	ProShares UltraShort Dow30	INDU	197	24.1	✓
PSQ	ProShares Short QQQ	NDX	196	13.8	✓
TWM	ProShares UltSh R2000	RTY	174	42.7	✓
CHAD	Direxion CSI 300 CH-A Br1X	CSIN0301	171	23.4	
DUST	Direxion Gld Mnrs Bear 3x	GDM	155	116.4	✓
SDOW	ProShares UltraPro Shrt D30	INDU	117	24.6	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	115	15.2	✓
YANG	Direxion FTSE CH Bear 3X	TXINOUU	88	9.1	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	77	28.2	✓
EFZ	ProShares Short MSCI EAFE	MXEA	76	4.5	✓
SRTY	ProShares UltraPro Shrt R2	RTY	68	23.3	✓
FXP	ProShares UltSh FTSE China	XIN0I	67	4.1	✓
JDST	Direxion Jr Gold Bear 3X	MVGDXJTR	66	50.7	✓
ERY	Direxion Daily Ener Bear 3x	IXE	54	46.3	✓
REK	ProShares Shrt Real Estate	DJUSRE	53	1.6	
SKF	ProShares UltSh Financials	DJUSFN	53	2.2	✓
EEV	ProShares UltSh MSCI EM	MXEF	45	0.9	✓
RUSS	Direxion Russia Bear 3x	MVRSX	44	20.8	✓
EPV	ProShares FTSE Euro	FTAD06	41	1.3	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	38	9.4	✓
SRS	ProShares UltSh Real Est	DJUSRE	33	3.8	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	28	2.1	✓
SOXS	Direxion Semicond Bear 3x	SOX	26	3.6	✓
MYY	ProShares Short SP 400	MID	24	0.7	
TECS	Direxion Daily Tech Bear 3x	IXT	19	1.4	✓
SEF	ProShares Short Financials	DJUSFN	17	0.6	✓
SBB	ProShares Short S&P600	SML	16	0.0	
DRV	Direxion Daily RE Bear 3x	RMZ	15	1.8	✓
EWV	ProShares UltSh MSCI Japan	MXJP	15	0.3	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	10	0.3	✓
YXI	ProShrs Shrt FTSE China 50	XINOU	9	0.3	
MIDZ	Direxion Daily MC Bear 3x	MID	9	0.5	✓
SDP	ProShares UltSh Utilities	DJUSUT	9	0.3	
MZZ	ProShares UltraSh SP 400	MID	8	0.3	✓
DRIP	Direxion SP O&G Exp&Prd Br3X	SPSIOPTR	6	0.0	
REW	ProShares UltSh Technology	DJUSTC	5	0.1	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	5	0.2	✓
DPK	Direxion Daily DM Bear 3x	MXEA	5	0.3	✓
SIJ	ProShares UltSh Industrial	DJUSIN	5	0.1	✓
SDD	ProShares UltraShort SP600	SML	4	0.0	
SCC	ProShares UltSh Cons Svcs	DJUSCY	4	0.0	
SSG	ProShares UltSh Semicond	DJUSSC	4	0.1	✓
FINZ	ProShares UltraPro Sh Fins	DJUSFN	4	0.0	
SMDD	ProShares UltraPro Shrt SP4	MID	4	0.5	✓
DDG	ProShares Short Oil & Gas	DJUSEN	3	0.2	
ZBIO	Prshrs UltPro Sh NASDAQ Biot	NBI	3	0.4	
LABD	Direxion S&P Biotech Br3X	SPSIBITR	3	1.7	
GDXS	Prshrs UltraSh Gold Miners	GDM	3	0.2	
SZK	ProShares UltSh Cons Good	DJUSNC	3	0.1	
GDJS	Prshrs UltraSh Jr Gold Min	MVGDXJ	2	0.2	
SOP	Prshrs UltraSh O&G Exp&Prd	SPSIOP	2	0.0	
HBZ	PrShrs UltraSh Homebu&Supp	DJSHMB	2	0.0	
TOTS	Direxion Total Mkt Bear 1X	MSCIBM	2	0.0	
RXD	ProShares UltSh HealthCare	DJUSHC	2	0.1	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

7

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
SBM	ProShares Shrt Basic Mat	DJUSBM	$1	$0.0	
KRS	ProShares Shrt S&P Reg Bank	KRX	1	0.0	
SMK	ProShares UltraShort MSCI Mexi	MXMX5IM	1	0.0	
JPX	ProShares UltSh MSCI PxJP	MXPCJ	1	0.0	
TLL	ProShares UltraShort Telecommu	DJSTEL	0	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$20,091	$65.4	✓
DVY	iShares Select Dividend	DJDVY	13,990	72.5	✓
SDY	SPDR S&P Dividend	SPHYDATR	13,059	58.5	✓
VYM	Vanguard High Div Yield	TGPVAN	11,014	42.7	✓
HDV	iShares Core High Dividend	MDYFT	4,477	35.1	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	2,709	26.5	✓
DLN	WisdomTree LC Div	WTLDITR	1,825	10.7	✓
DON	WisdomTree MC Div	WTMDITR	1,573	7.4	
DES	WisdomTree SC Div	WTSDITR	1,259	4.5	✓
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	1,189	5.7	
FVD	First Trust Value Line Div	VLFVD	1,188	5.5	
DTN	WisdomTree Dividend ex Fin	WTDXFTR	1,109	3.7	✓
DHS	WisdomTree Equity Income	WTHYE	979	4.5	
FDL	First Trust Mmgstr Div	MDL	869	5.1	✓
NOBL	ProShrs SP500 Div Aristocr	SPDAUDT	780	6.3	✓
QDF	FlexShares Quality Div	NTUQDTR	677	2.8	
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	598	4.9	✓
SPHD	PowerShares SP5 High Div	SP5LVHDT	534	6.1	
DTD	WisdomTree Total Dividend	WTDITR	527	2.8	
DGRW	WisdomTree US Div Growth	WTDGITR	526	2.9	✓
PEY	PowerShares HY Equity Div	DAYTR	515	2.7	
PFM	PowerShares Div Achievers	DAATR	329	0.9	
KBWD	PwrShrs KBW High Div Fin	KDXTR	328	2.0	
QDEF	FlxShrs Quality Div Defens	NTUQDDFT	190	0.6	
DGRO	iShares Core Div Growth	MSDIVGT	190	1.4	
QDYN	FlxShrs Quality Div Dynam	NTUQDDYT	100	0.1	
RDIV	RevenueShares Ultra Div	REVWDIVT	66	0.6	
DGRS	WisdomTree US SC Div Gro	WTSDG	26	0.1	
VLSM	Direxion VL SC & MC High Div	VLSMDT	24	0.1	
RDVY	FT NASDAQ Rising Div Achvr	NQDIVRIS	23	0.2	
REGL	Prshrs S&P MC 400 Div Arist	SPDAMCUT	7	0.0	
SMDV	Prshrs Russ 2000 Div Growers	R2DIVGRO	5	0.0	
VLML	Direxion VL MC & LC High Div	VLMLDT	5	0.0	
CDL	Compass EMP US LC HiDiv 100	CEMPULDT	3	0.2	
CSB	Compass EMP US SC HiDiv 100	CEMPUSDT	3	0.2	
SRET	Global X SuperDividend REIT	SRET	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	$20,657	$364.6	✓
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	17,606	300.5	✓
IDV	iShares Intl Select Div	DJEPCSDT	4,080	30.7	✓
DEM	WisdomTree EM Equity	WTEMHYTR	2,145	16.0	✓
PID	PowerShares Internat Div	DATNTR	1,416	7.2	✓
DWX	SPDR S&P Intl Dividend	SPCTDOUN	1,329	9.0	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	1,303	6.6	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	1,069	5.9	
SDIV	Global X SuperDividend	SOLSDIV	1,025	5.4	✓
DFE	WisdomTree Europe SC Div	WTIDESTR	993	11.3	✓
DWM	WisdomTree DEFA	WTIDFATR	713	2.8	
FGD	First Trust DJ Glb Sel Div	DJGSD	509	2.3	
EDIV	SPDR S&P EM Dividend	SPCTEDUN	408	2.4	✓
DOL	WisdomTree Intl LC Div	WTIDLCTR	402	2.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
International (continued)					
DXGE	WisdomTree Germany Hdgd Eq	WTIDGEHT	$398	$9.0	
IQDF	FlxShrs Intl Qual Div	NTIQDNTR	388	2.0	
IHDG	WisdomTree Intl Hedg DivGro	WTIDGHT	367	4.9	
DTH	WisdomTree DEFA Eqty Inc	WTIDHYTR	348	1.6	
DOO	WisdomTree Intl Div	WTIDXFTR	336	1.5	
DFJ	WisdomTree Japan SC Div	WTIDJSTR	324	1.9	✓
DIV	Global SuperDividend US	IDIVT	307	2.8	
DVYE	iShares EM Dividend	DJEMDIVR	209	2.1	
FDD	First Trust STOXX EUSelDiv	SD3L	209	1.4	✓
EUSC	Wisdomtree Europe Hdgd SC	WTESEHT	205	4.8	
DXJS	WisdomTree Japan Hedged SC	WTIDJSEH	197	2.2	✓
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	178	1.3	
DIM	WisdomTree Intl MC Div	WTIDMCTR	159	0.6	
DEW	WisdomTree Global Equity	WTGDHYTR	126	1.0	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDFN	98	0.7	
DNL	WisdomTree GlobalxUS Divi	WTGDXGTR	86	0.5	
WDIV	SPDR S&P Global Dividend	SPGDAUN	71	0.6	
LVL	Guggenheim S&P Glb Div	SPGTGDON	71	0.3	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDYN	69	0.4	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	51	0.2	
DVYA	iShares Asia/Pac Div	DJAPSDT	50	0.3	
DGRE	WisdomTree EM Div Gro	WTEMDGTR	42	0.3	
AUSE	WisdomTree Australia Div	WTIDAUST	40	0.4	
DXPS	WisdomTree UK Hedged Equit	WTIDUKHT	34	0.2	
GULF	WisdomTree Middle East Div	WTEMMETR	31	0.3	
DXKW	WisdomTree Korea Hdgd Eqy	WTKRHT	26	0.5	
HILO	EGShares EM Quality Div	EGAQLDVT	22	0.1	
EUDG	WisdomTree Europe Div Gro	WTEDGTR	18	0.3	
EFAD	ProSh MSCI EAFE Div Grower	M2EADMAR	13	0.2	
JHDG	WT Japan Hedged Div Gro	WTJDGHTR	12	0.4	
EDOG	ALPS EM Sector Div Dogs	EDOGXTR	12	0.1	
QDEM	Mkt Vctrs MSCI EM Qual Div	M1EFDY	5	0.0	
QDXU	MktVctrs MSCI Intl QualDiv	M1WDUDY	4	0.0	
SDEM	Global X SuperDividend EM	ISDEMT	3	0.1	
HDWM	WisdomTree Intl Hedged Eq	WTIDFAHT	3	0.1	
JDG	WisdomTree JP Div Growth	WTJDGHTR	2	0.0	
DXUS	WT Global ex-US Hdgd Div	WTGDXHT	2	0.0	
HDLS	WisdomTree Intl Hdgd SC Div	WTIDSCHT	2	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$20,893	$332.1	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	13,480	594.5	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	11,001	48.9	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	10,345	59.2	✓
JNK	SPDR Barc High Yield Bond	LHVLTRUU	10,092	292.3	✓
CIU	iShares Interm Credit	LUICTRUU	6,292	40.6	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	5,402	36.8	✓
SJNK	SPDR Barc ShTrm High Yld	BHY5TRUU	4,151	46.6	✓
SCPB	SPDR Barc Short Term Corp	LF99TRUU	3,975	23.9	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	2,732	33.4	✓
VCLT	Vanguard LT Corporate	LD07TRUU	933	27.4	✓
CRED	iShares Core US Credit Bd	LUCRTRUU	887	11.4	✓
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	876	4.7	
SHYG	iShares 0-5 Yr HY Corp Bd	IBXXSHY1	790	7.4	
ITR	SPDR Barc Interm Credit	LD06TRUU	759	5.4	
BSJG	Guggenheim BulltShr '16 HY	BSJKG	746	4.0	
CLY	iShares 10+Yr Credit	LULCTRUU	737	10.1	✓
BSCG	Guggenheim BulletShr '16 Bd	BSCBG	722	3.9	
BSCI	Guggenheim BltShrs '18 CB	BSCBI	659	3.7	
PHB	PowerShares Fund HY Corp	RAFIHY	645	6.1	✓
BSJF	Guggenheim BulltShr '15 HY	BSJKF	594	6.1	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	543	2.9	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	428	2.7	
BSCF	Guggenheim BulletShr '15 Bd	BSCBF	426	2.5	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	380	0.9	
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	350	1.9	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	327	2.1	
LWC	SPDR Barc LT Credit	LD07TRUU	325	4.9	
CORP	PIMCO Invest Grade Corp Bd	C0A0	233	4.3	
IBCC	iShrs iBnd '18 Corp ex-Fin	BM18TRUU	174	0.2	
BSCM	Guggenheim BltShr 2022 CB	BSCBM	173	2.3	
IGHG	ProShrs Inv Grd IntRt Hdgd	CFIIGHG	168	1.6	
IHY	Market Vectors Intl HY Bd	HXUS	166	1.1	✓
BSCL	Guggenheim BltShr 2021 CB	BSCBL	165	1.3	
BSJJ	Ggghm BltShrs '19 HY CB	BSJKJ	155	0.9	
HYHG	ProShares HY-Int Rate Hdgd	CFIHYHG	136	1.0	
QLTB	iShrs Baa-Ba Rated Bd	BQF2TRUU	135	1.2	
HYGH	iShrs Int Rate Hedg HY Bd	n/a	106	0.7	
IBDB	iShrs iBnds Mar '18 Corp	BI18TRUU	88	0.3	
BSJK	Ggghm BltShrs '20 HY CB	BSJKK	78	0.4	
IBDC	iShrs iBnds Mar '20 Corp	BI20TRUU	68	0.3	
IBDD	iShrs iBnds Mar '23 Corp	BI23TRUU	63	0.4	
IBDA	iShrs iBnds Mar '16 Corp	BI16TRUU	61	0.3	
IBCD	iShrs iBnd '20 Corp ex-Fin	BM20TRUU	54	0.3	
SLQD	iShares 0-5 Yr Inv Gr CB	IBXXSIG1	53	0.4	
BSCO	Guggenheim BltShr 2024 CB	BSCBO	48	0.7	
CJNK	SPDR BofA ML Crossover Bnd	XOVD	43	0.2	
ANGL	Mkt Vectrs Fallen Angel HY	H0FA	39	0.4	
IBCE	iShrs iBnd '12 Corp ex-Fin	BM23TRUU	38	0.2	
IBDH	iShrs iBonds Dec '18 Corp	BDM1TRUU	35	0.3	
IBCB	iShrs iBnd '16 Corp ex-Fin	BM16TRUU	35	0.1	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	34	0.2	
IBDF	iShrs iBonds Dec '16 Corp	BDM3TRUU	29	0.3	
CBND	SPDR Barc Issuer Scored CB	ISCUTRUU	25	0.6	
IBDL	iShares iBonds Dec 2020 CB	BDM4TRUU	25	0.3	
IJNK	SPDR Barclays Intl HY Bond	BGHXTRUU	25	0.1	
BSJL	Ggghm BltShrs '21 HY CB	SPX	25	0.2	
LQDH	iShrs Int Rate Hedg CorpBd	n/a	24	0.2	
BSCN	Guggenheim BltShr 2023 CB	BSCBN	21	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
US Credit (continued)					
BSJM	Ggghm BltShrs '22 HY CB	BSJKM	$17	$0.1	
AMPS	iShares Utilities Bnd	LUAUTRUU	15	0.1	
HYZD	WT BofA ML HY Bd Zero Dura	HZCD	14	0.1	
QLTC	iShrs B-Ca Rated Bd	BQF3TRUU	12	0.2	
HYND	WT BofA ML HY Bd Neg Dura	H7CD	11	0.1	
MONY	iShares Financials Bnd	LUFITRUU	11	0.1	
IBDJ	iShares iBonds Dec 2017 Corp	BDM5TRUU	10	0.1	
IBDK	iShares iBonds Dec 2019 Corp	BDM6TRUU	10	0.1	
IBDM	iShares iBonds Dec 2021 Corp	BDM7TRUU	10	0.1	
IBDO	iShares iBonds Dec 2023 Corp	BDM9TRUU	10	0.0	
IBDN	iShares iBonds Dec 2022 Corp	BDM8TRUU	10	0.1	
IBDP	iShares iBonds Dec 2024 Corpo	BDMATRUU	10	0.0	
IBDQ	iShares iBonds Dec 2025 Corp	BDMBTRUU	10	0.0	
HYIH	DB X-trckr HY CB Int Rt Hdg	DBIQHYIH	10	0.0	
SKOR	FlexSh Cred-Scor US Corp Bd	NTUCCBTR	8	0.1	
SUBD	DBXtrckrs Solactive InvGdSub	SOLSUBBD	6	0.0	
IGIH	DB X-trckr InvGrBd IntRt Hdg	DBIQIGIH	5	0.0	
ENGN	iShares Industrials Bnd	LUAITRUU	5	0.8	
THHY	Mkt Vectors Treas-Hedg HY	MVTHHY	5	0.3	
LDRI	PwrSh LadderRite 0-5Y Corp Bd	LDRIG05	4	0.0	
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$13,888	$76.8	✓
SHY	iShares 1-3 Yr Treas	LT01TRUU	10,283	108.6	✓
IEF	iShares 7-10 Yr Treas	LT09TRUU	6,048	176.6	✓
IEI	iShares 3-7 Yr Treas	LT13TRUU	5,206	65.8	✓
TLT	iShares 20+ Yr Treas	LT11TRUU	4,422	1,198.4	✓
SHV	iShares Short Treas	LT12TRUU	2,173	121.8	✓
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	2,126	3.3	✓
VTIP	Vanguard ST Inflat-Protect	LTP5TRUU	1,767	9.8	
BIL	SPDR Barc 1-3 Month T-Bill	LD12TRUU	1,398	35.9	✓
GOVT	iShares Core US Treas Bond	LUATTRUU	1,336	11.7	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,183	6.6	
SCHO	Schwab Short-Term US Treas	LT01TRUU	903	7.0	
SCHP	Schwab US	LBUTTRUU	733	4.4	✓
IPE	SPDR Barclays TIPS	BCIT1T	650	1.9	
STIP	iShares 0-5Yr TIPS Bond	LTP5TRUU	564	2.5	
VGSH	Vanguard ST Govt	BFA3TRUU	535	6.9	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	438	0.9	
TLH	iShares 10-20Yr Treas	LT10TRUU	384	7.3	✓
VGIT	Vanguard Interm Govt	BGF3TRUU	344	3.2	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	341	14.7	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	340	2.7	
ITE	SPDR Barc Interm Treasury	LT08TRUU	306	2.5	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	277	3.1	
VGLT	Vanguard LT Govt	BGFLTRUU	224	4.2	
TLO	SPDR Barc Long-Term Treas	LUTLTRUU	155	7.3	
FTSD	Franklin Sh Duration USGov	LD24TRUU	116	0.7	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	112	1.1	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	95	3.6	✓
LTPZ	PIMCO 15+ Year US TIPS	G8QI	85	1.3	✓
TIPZ	PIMCO Broad US TIPS	G0QI	75	1.2	
SST	SPDR Barc ShTerm Treas	LTR1TRUU	57	0.7	
TENZ	PIMCO 7-15 Year US Treas	G8OC	20	1.0	
TIPX	SPDR Barclays 1-10 Yr TIPS	BCIT3T	19	0.1	
FIVZ	PIMCO 3-7 Yr US Treasury	G3OC	9	0.0	
SIPE	SPDR Barclays 0-5 Year TIPS ET	BCIT0T	4	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

FICC

9

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
Aggregate and Other					
BND	Vanguard Total Bond Market	LBUFTRUU	$26,421	$222.1	✓
AGG	iShares Core US Agg Bond	LBUSTRUU	25,263	224.4	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	16,011	97.4	✓
MBB	iShares MBS	LUMSTRUU	6,996	47.7	✓
BIV	Vanguard Interm Bond	BFA0TRUU	5,951	30.8	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	5,425	59.4	✓
FLOT	iShares Floating Rate Bond	BFUSTRUU	3,133	30.8	✓
CWB	SPDR Barc Convertible Bond	BCSSTRUU	3,072	39.8	✓
GVI	iShares IntermGov/Crd	LF97TRUU	1,816	10.1	✓
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	1,620	10.3	
VMBS	Vanguard MBS	LMBGTRUU	1,449	13.9	
BLV	Vanguard Long-Term Bond	BFALTRUU	1,164	17.0	✓
NEAR	iShrs Short Maturity Bond	n/a	1,034	9.2	
LAG	SPDR Barc Aggregate Bond	LBUSTRUU	984	4.8	
BAB	PowerShares Build America	BABS	660	5.7	
GSY	Guggenheim Enh Sh Duration	LD12TRUU	480	5.9	
AGZ	iShares Agency Bond	LUAATRUU	469	4.5	
VBND	Vident Core US Bond Strategy	VBNDX	419	0.7	
IUSB	iShrs Core Total USD BdMkt	LC07TRUU	395	5.6	
FLRN	SPDR Barc InvGrd FloatRate	BFUSTRUU	387	1.2	
ISTB	iShares Core 1-5 Yr USD Bd	BUH1TRUU	381	2.1	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	323	1.5	
FTSL	First Trust Senior Loan	n/a	312	3.1	
CMBS	iShares CMBS Bnd	LUCMTRUU	179	1.2	
MBG	SPDR Barc MBS	LUMSTRUU	150	0.7	
GBF	iShares Govt/Credit	LUGCTRUU	134	3.9	
ILTB	iShares Core 10+ Yr USD Bd	BUXMTRUU	132	2.8	
FLTR	Mkt Vect Invt Gr Float Rate	MVFLTR	90	0.6	
INC	iShares US Fixed Inc Bal Rsk	n/a	74	0.1	
GNMA	iShares Core GNMA Bond	LGNMTRUU	60	0.6	
AGZD	WT Barc US Agg Bd Zero Dur	BAZDTRUU	58	0.3	
BABS	SPDR Nuveen Barc BuildAmer	LBABTRUU	57	2.7	
AGND	WT Barc US Agg Bd Neg Dur	BUAFTRUU	36	0.5	
ICVT	iShares Convertible Bond	BCTSTRUU	19	0.1	
MBSD	FlexShares Discip Dur MBS	M375	19	0.1	
TFLO	iShrs Treas Floating Rate	BTFLTRUU	15	0.2	
ICSH	iShares Liquidity Income	n/a	13	0.1	
BYLD	iShares Yield Optimized Bd	MSAABYOT	11	0.1	
GMTB	Columbia Core Bond	LBUSTRUU	8	0.0	
COBO	ProShares USD Covered Bond	COBOUSD	6	0.0	
RISE	Sit Rising Rate	RISEBP	6	0.1	
LMBS	FT Low Dur Mortgage Opport	n/a	5	0.0	
AGGY	WT Barclays US Aggreg Bd Enh	BAYDTRUU	5	0.1	
USFR	WisdomTree BBG Float Rate	BUSYFL	1	0.0	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$5,615	$89.2	✓
BNDX	Vanguard Total Intl Bond	BGRCTRUH	3,362	43.9	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	2,585	23.3	✓
BWX	SPDR Barc Internat Treas	LTXUTRUU	1,441	16.5	✓
EMLC	Market Vectors EM Local Curr	GBIEMCOR	1,302	14.6	✓
WIP	SPDR DB Int Gov Infl Prot	DBLNDILS	769	5.6	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	609	3.9	✓
ELD	WisdomTree EM Local Debt	JGENVUUG	539	3.9	✓
IGOV	iShares Intl Treas	SPBDXUTR	452	4.8	✓
HYEM	Market Vectors EM HY	EMLH	407	3.5	
VWOB	Vanguard EM Govt Bond	BUEGTRUU	384	3.3	
EMHY	iShares EM HY Bd	MSBIEHTR	239	2.7	
HYXU	iShares Glb ex USD HY Bd	IBOAMZGX	239	1.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
PICB	PwrShr Intl Corp Bond	SPBDICBN	$204	$1.6	
BWZ	SPDR Barc ST Intl Treasury	LGT3TRUU	198	3.9	
IBND	SPDR Barc Intl Corp Bond	BG1BTRUU	184	2.4	
ISHG	iShares 1-3 Intl Treas Bd	SPBDXU3T	147	1.0	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	128	1.3	
AUNZ	WisdomTree AU & NZ Debt	n/a	107	0.1	
EBND	SPDR Barc EM Local Bond	BLCDTRUU	96	0.8	✓
GHYG	iShares Glb HY Bd	IBOAMZDB	94	0.6	
EMCB	WisdomTree EM Corp Bond	JCBBCOMP	93	0.4	
KCNY	KraneShares E Fund China CP	CSIH0396	63	1.2	
ITIP	iShares Intl Inflation-Link	WXDI	62	1.3	
CHNB	Global X GF China Bond	SPBCNSUT	42	0.1	
CEMB	iShares EM Corp Bd	MSBIERTR	35	0.4	
CBON	MktVct China AMC China Bond	CDHATRID	30	0.4	
PGHY	PowerShares Glbl ST HY	DBLQSTHY	28	0.2	
EMCD	SPDR BofA ML EM Bnd	EMSD	20	0.1	
GTIP	iShares Glb Inflation-Link	W0DI	19	0.1	
EMAG	Mkt Vect EM Agg Bond	MVEMAG	17	0.0	
EMSH	ProShares ShTrm USD EM Bd	DBEMPRO	8	0.0	
CRDT	WisdomTree Strategic CB	n/a	7	0.0	
EMIH	DB X-trckr EM Bd In tRt Hdg	DBIQEMIH	6	0.0	
JGBB	WT Japan Int Rate Strategy	BXIIRS	5	0.0	
PFEM	PwrShrs Fundam EM Loc Debt	CCRFEMEU	5	0.0	
FEMB	First Trust EM Local Curr Bd	n/a	4	0.0	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	4	0.0	
Municipal					
MUB	iShares Natl AMT-Free	SPMUNUST	$4,987	$32.3	✓
SHM	SPDR Nuveen Barc ST Muni	LMM1TR	2,626	13.7	✓
HYD	Market Vectors HY Muni	LMEHTR	1,497	12.9	✓
TFI	SPDR Nuveen Barc Muni Bond	LMMITR	1,319	9.9	✓
ITM	Market Vectors Interm Muni	LMT2TR	1,095	6.3	✓
SUB	iShares ST Natl AMT-Free	SPMUSYRT	889	4.6	
PZA	PwrShrs Natl AMT-Free Muni	UNAP	846	4.6	✓
CMF	iShares CA AMT-Free	SPMUNCAT	393	2.3	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	344	5.4	✓
SMB	Market Vectors Short Muni	LMT1TR	267	1.1	
MUNI	PIMCO Intermediate Muni	LM17TR	228	0.9	✓
NYF	iShares NY AMT-Free	SPMUNNYT	181	0.8	
IBMF	iShrs iBnd 2017 AMT-Fr Muni	SPMUS17T	159	0.6	
IBME	iShrs iBnd 2016 AMT-Fr Muni	SPMUS16T	130	0.5	
SHYD	Mkt Vectors Short HY Muni	BMHYTR	105	0.7	
MLN	Market Vectors Long Muni	LMT3TR	101	0.7	
PWZ	PwrShrs Cali AMT-Free Muni	UPCC	100	0.7	
IBMD	iShrs iBnd 2015 AMT-Fr Muni	SPMUS15T	89	0.3	
CXA	SPDR Nuveen Barc CalifMuni	LMM2TR	87	0.6	
IBMG	iShrs iBnd 2018 AMT-Fr Muni	SPMUS18T	87	0.4	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	86	0.4	
IBMH	iShrs iBnd 2019 AMT-Fr Muni	SPMUS19T	61	0.4	
PZT	PwrShrs NY AMT-Free Muni	UNYP	49	0.2	
IBMI	iShrs iBnd 2020 AMT-Fr Muni	SPMUS20T	43	0.4	
MEAR	iShares Sh Maturity Muni Bd	n/a	37	0.2	
INY	SPDR Nuveen Barc NY Muni	LMM3TR	30	0.1	
FMB	First Trust Managed Muni	n/a	26	0.2	
PRB	Market Vectors Pre-Ref Muni	LMPETR	22	0.1	
RVNU	DB X-Trckrs Muni Infr Rev	DBIQRVNU	22	0.1	
GMMB	Columbia Interm Muni Bond	n/a	5	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

10 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs)

FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$26,457	$707.5	✓
IAU	iShares Gold Trust	GOLDLNPM	6,272	36.5	✓
SLV	iShares Silver Trust	SLVRLN	5,087	109.8	✓
DBC	PowerShares DB Commodity	DBLCIX	3,015	34.6	✓
USO	United States Oil	n/a	2,375	509.0	✓
DBA	PowerShares DB Agriculture	DBAGIX	950	10.1	✓
SGOL	ETFS Physical Swiss Gold Sh	GOLDLNPM	887	3.6	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	809	5.6	✓
UNG	United States Natural Gas	n/a	621	119.4	✓
USCI	US Commodity Index	SDCITR	560	4.9	
DBO	PowerShares DB Oil	DBOLIX	536	9.4	✓
PPLT	ETFS Physical Platinum Sh	PLTMLNPM	528	3.7	
PALL	ETFS Physical Palladium	PLDMLNPM	286	2.4	
SIVR	ETFS Physical Silver	SLVRLN	286	1.3	✓
GCC	GreenHaven Commodity	CCITR	265	1.6	✓
DBB	PowerShares DB Base Met	DBBMIX	177	3.7	✓
GLTR	ETFS Physical Prec Metal	GLTRI	143	1.9	
DGL	PowerShares DB Gold	DGLDIX	138	2.1	✓
DBE	PowerShares DB Energy	DBENIX	135	1.7	✓
DBP	PwrShrs DB Precious Metals	DBPMIX	122	1.2	✓
UGA	United States Gasoline	n/a	102	2.9	✓
BNO	United States Brent Oil Fd	n/a	97	4.7	✓
CORN	Teucrium Corn Fund	TCORN	90	1.9	✓
USL	United States 12 Month Oil	n/a	73	2.3	✓
OUNZ	Merk Gold Trust	n/a	61	0.4	
AGOL	ETFS Physical Asian Gold Sh	GOLDLNPM	51	0.0	
CRBQ	Global Commodity Equity	CRBQX	38	0.1	
WEAT	Teucrium Wheat	TWEAT	33	0.9	✓
CMDT	iShrs Commodity Optimized	BCOMRST	28	0.3	
DBS	PowerShares DB Silver	DBSLIX	20	0.1	✓
WITE	ETFS Physical White Metal	WITEI	20	0.1	
UNL	US 12 Month Natl Gas	n/a	15	0.4	✓
SOYB	Teucrium Soybean	TSOYB	8	0.3	✓
PDBC	PwrSh DB Opt Yield Div Comm	DBLCIX	8	0.1	
UHN	US Deisel-Heating Oil	n/a	5	0.1	
CANE	Teucrium Sugar	TCANE	4	0.1	
USAG	United States Agriculture	SDAITR	2	0.0	
CPER	United States Copper	SCITR	2	0.0	
TAGS	Teucrium Agricultural Fund	TTAGS	2	0.2	
TONS	GreenHaven Coal Fund	TRCOAL	1	0.0	
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$1,155	$65.9	✓
USDU	WisdomTree Bbg USD Bullish	BBDXT	356	6.9	
FXE	CurrencyShares Euro	n/a	306	111.9	✓
FXC	CurrencyShares CAD	n/a	219	6.1	✓
FXA	CurrencyShares AUD	n/a	186	4.9	✓
FXF	CurrencyShares CHF	n/a	165	2.3	✓
CYB	WisdomTree CNY Strategy	n/a	113	0.7	✓
FXY	CurrencyShares JPY	n/a	111	11.3	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	88	2.0	✓
CEW	WisdomTree EM Curr Strat	n/a	71	0.4	✓
FXB	CurrencyShares GBP	n/a	46	4.2	✓
UDN	PowerShares DB USD Bear	USDDNIX	40	1.4	✓
FXS	CurrencyShares SEK	n/a	23	0.1	✓
BZF	WisdomTree BRL Strategy	n/a	15	0.3	✓
ICN	WisdomTree INR Strategy	n/a	13	0.1	✓
FXCH	CurrencyShrs Ch Renminbi	n/a	8	0.0	
CCX	WisdTree Commodity Curr	n/a	7	0.0	
FXSG	CurrencyShares SGD	n/a	4	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged – FICC					
UCO	ProShares Ult BBG Crude	BCOMCL	$982	$207.6	✓
AGQ	ProShares Ultra Silver	SLVRLN	291	9.9	✓
UGL	ProShares Ultra Gold	GOLDLNPM	88	1.4	✓
TMF	Direxion 20Y+ Treas Bull 3x	AXTWEN	63	21.9	✓
BOIL	ProShrs Ult BBG NatGas	BCOMNG	61	4.5	✓
UBT	ProShares Ultra 20+ Treas	LT11TRUU	48	3.7	✓
UST	ProShares Ultra 7-10 Treas	LT09TRUU	35	6.6	✓
ULE	ProShares Ultra Euro	n/a	13	1.0	✓
TYD	Direxion 7-10Y Tres Bull 3x	AXSVTN	6	0.3	✓
YCL	ProShares Ultra Yen	n/a	5	0.2	✓
SYTL	Direxion 7-10Y Treas Bull 2x	AXSVTN	4	0.0	
HEGE	Drxion MSCI Eur CurrHdg Bu2X	M0EUHUSD	4	0.1	
HEGJ	Drxion MSCI JP CurrHdg Bu2X	M0JPHUSD	4	0.1	
IGU	ProShrs Ult Invt Grd Corp	IBOXIG	3	0.0	
UJB	ProShares Ult High Yield	IBOXHY	3	0.0	
UCD	ProShares Ult BBG Comm	BCOM	2	0.0	
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	LT11TRUU	$3,433	$158.3	✓
TBF	ProShares Short 20+ Treas	LT11TRUU	1,150	18.8	✓
TMV	Direxion 20Y+ Treas Bear 3x	AXTWEN	682	24.3	✓
EUO	ProShares UltraSh Euro	n/a	597	35.4	✓
YCS	ProShares UltraSh Yen	n/a	408	14.5	✓
PST	ProShares UltSh 7-10 Treas	LT09TRUU	257	2.1	✓
SCO	ProShares UltSh BBG Crude	BCOMCL	177	137.1	✓
TTT	PrShrs UltPro Sh 20+Y Trea	LT11TRUU	128	2.1	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	75	2.2	✓
SJB	ProShares Short High Yield	IBOXHY	61	0.8	✓
ZSL	ProShares UltSh Silver	SLVRLN	56	3.7	✓
TYO	Direxion 7-10Y Tres Bear 3x	AXSVTN	48	0.2	✓
TBX	ProShares Short 7-10 Treas	LT09TRUU	40	0.4	
DNO	United States Short Oil	n/a	23	1.9	✓
CROC	ProShares UltraShort AUD	n/a	20	0.4	✓
EUFX	ProShares Short Euro	n/a	19	0.5	✓
TYBS	Direxion 20+ Yr Treas Bear	AXTWEN	16	0.1	
TPS	ProShares UltraShort TIPS	LBUTTRUU	11	0.0	
KOLD	ProShrs UltSh BBG NatGas	BCOMNG	10	3.1	✓
CMD	ProShrs UltSh BBG Comm	BCOM	6	0.0	
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	3	0.0	
TBZ	ProShr UltShrt 3-7 Treas	LT13TRUU	3	0.0	
IGS	PrShr Shrt Invt Grade Corp	IBOXIG	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	AXSVTN	2	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

11

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Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active					
MINT	PIMCO Enhan Short Matur	SBMMTB3	$3,677	$47.1	✓
BOND	Pimco Total Return Active	LBUSTRUU	2,484	21.4	✓
TOTL	SPDR Doubleline TR Tactical	n/a	786	14.6	
SRLN	SPDR Blackstone/GSO SrLoan	IBXXLLTR	690	5.3	
RIGS	Riverfront Strat Income	n/a	492	2.3	
HYLD	Peritus High Yield	n/a	366	4.3	✓
WBII	WBI Tactical Income	n/a	314	1.6	
COMT	iShares Commod Select Strat	n/a	292	3.1	
FTGC	FT Glb Tactical Commod Str	n/a	256	3.2	
WDTI	WisdomTree Mng'd Fut Strat	DTITR	225	1.6	
SYLD	Cambria Shareholder Yield	n/a	224	0.8	
WBIH	WBI Tactical High Income	n/a	221	2.4	
MINC	AdvShr Newfleet Multi-Sect	n/a	216	1.3	
LDUR	PIMCO Low Duration Active	G1O2	176	0.4	
GAL	SPDR SSgA Glb Allocation	n/a	145	0.8	
FLTB	Fidelity Ltd Term Bond	LD04TRUU	143	3.3	
WBIC	WBI SMID Tactical Yield	n/a	143	0.6	
WBIG	WBI LC Tactical Yield	n/a	141	0.6	
WBIE	WBI LC Tactical Growth	n/a	140	0.7	
RLY	SPDR SSgA Multi-Asset Real	n/a	139	1.1	
HDGE	AdvsrShrs Ranger Eqty Bear	SPX	132	1.4	✓
FTSM	FT Enhanced Short Maturity	n/a	132	28.8	
WBIA	WBI SMID Tactical Growth	n/a	131	0.7	
WBIL	WBI LC Tactical Select	n/a	124	0.6	
INKM	SPDR SSgA Income Allocation	MXWO	122	0.5	
WBIF	WBI LC Tactical Value	n/a	114	0.6	
FBND	Fidelity Total Bond	LBUSTRUU	104	1.5	
WBIB	WBI SMID Tactical Value	n/a	102	0.4	
ILB	PIMCO Glb Inflation-Linked	PIMCSUNV	102	0.2	
WBID	WBI SMID Tactical Select	n/a	99	0.4	
RAVI	FlxShr Ready Access VarInc	n/a	94	0.6	
IEIL	iShares Enhanced Intl LC	MXWOU	83	0.2	
IELG	iShares Enhanced US LC	RU10INTR	76	0.3	
FFTY	Innovator IBD 50	n/a	69	2.6	
TUTT	Tuttle Tactical Mgmt US Core	n/a	66	1.0	
DI	PIMCO Divers Income Active	BGCRTRUH	57	0.1	
SMMU	PIMCO Short Term Muni Bon	n/a	56	0.4	
ALD	WisdomTree Asia Local Debt	HSUALBI	49	2.5	
PSR	PwrShrs Active US RE	FNERTR	49	0.3	
HOLD	AdvsrShrs Sage Core Reserv	n/a	35	0.0	
YPRO	AdvisorShares YieldPro	n/a	33	0.4	
DIVY	Reality Shares DIVS	n/a	33	0.4	
TUTI	Tuttle Tctcl Mgmt MultiStrat	n/a	32	1.5	
FCOR	Fidelity Corporate Bond	LUCRTRUU	29	0.4	
CFGE	Calamos Focus Growth	SPX	28	0.0	
FLRT	Pacific Asset Enhan Float RT	n/a	27	0.3	
SMCP	Alphamark Actively Mngd SC	n/a	26	0.6	
VALX	Validea Market Legends	n/a	25	0.2	
IESM	iShares Enhanced US SC	RU20INTR	23	0.1	
FDIV	First Trust Strategic Income	n/a	20	0.1	
EPRO	AdvisorShares EquityPro	n/a	19	0.1	
YLD	Principal Edge Active Income	LF89TRUU	19	0.2	
AMZA	InfraCap MLP	n/a	17	0.2	
ULST	SPDR SSgA Ultra Short Term	n/a	16	0.1	
LALT	PwrShrs Multi-Strat Altern	MSUSLALT	16	0.2	
AADR	WCM/BNY Mellon Focs Gro ADR	n/a	15	0.1	
FORX	PIMCO Foreign Curr Strat	W1TW	14	0.0	✓
ARKQ	ARK Industrial Innovation	n/a	14	0.1	
AGLS	Accuvest Global Long Short	MXWO	14	0.1	
ARKW	ARK Web x.0	n/a	13	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Active (continued)					
FMF	FT Mrnngstr Mngd Fut Strat	MSDIDFTL	$13	$0.1	
GTAA	AdvShrs Morg Creek Glob Tact	n/a	12	0.0	
RWG	Columbia Select LC Gro	RU10INTR	12	0.0	
IEIS	iShares Enhanced Intl SC	MXWOUSC	12	0.1	
RPX	Columbia LC Growth	RU10INTR	9	0.1	
ARKG	ARK Genomic Revol Multi-Sec	n/a	9	0.1	
GVT	Columbia Select LC Val	RU10INTR	9	0.0	
CHNA	PowerShares China A-Share	XIN9I	8	0.3	
GIVE	AdvisorShares Global Echo	n/a	8	0.0	
WYDE	ProSh CDS Short N Am HY Cred	n/a	8	0.1	
ARKK	ARK Innovation	n/a	7	0.0	
QEH	QAM Equity Hedge	n/a	7	0.0	
FTHI	First Trust High Income	n/a	6	0.1	
SYG	SPDR MFS Systematic Growth	n/a	6	0.0	
TYTE	ProSh CDS North Am HY Cred	n/a	6	0.0	
HUSE	Huntington US Eqy Rotation	SPX	6	0.1	✓
UBND	WT Western Asset Unconstrain	n/a	5	0.1	
RRF	WisdomTree Glb Real Return	W0DI	4	1.9	
FTLB	First Trust Low Beta	n/a	4	0.0	
SYE	SPDR MFS Systematic Core	n/a	3	0.0	
SYV	SPDR MFS Systematic Value	n/a	3	0.0	
PUTX	ALPS Enhanc Put Write Strat	SPX	3	0.0	
HTUS	Hull Tactical US	n/a	2	0.3	
RORO	SPDR SSgA Risk Aware	RU30INTR	2	0.0	
MULT	AdvShrs Sunr Glb Multi-Strat	n/a	2	0.0	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$4,523	$15.7	✓
EPI	WisdomTree India Earnings	WTEMINTR	2,548	109.4	✓
PRFZ	PowerShares FR US 1500	FR15US	1,182	3.4	
PXF	PowerShares FR DM ex US	TFRX1NU	894	6.2	
EZM	WisdomTree MC Earnings	WTMEITR	773	3.6	
FNDX	Schwab Fund US Large Comp	RUFUSLU	698	5.9	
FNDF	Schwab Fund Intl Lrg Comp	RUFDXULU	647	5.5	
EES	WisdomTree SC Earnings	WTSEITR	430	1.8	
FNDA	Schwab Fund US Small Comp	RUFUSSU	422	3.2	
PXH	PwrShrs FTSE RAFI EM	TFREMNU	409	3.9	
RWJ	RevenueShares SC	REVWST	373	1.4	✓
RWL	RevenueShares Large Cap	REVWLT	345	1.6	✓
FNDC	Schwab Fund Intl Sml Comp	RUFDXUSU	278	2.3	
FNDE	Schwab Fund EM Large Comp	RUFGELU	268	2.7	
RWK	RevenueShares Mid Cap	REVWMT	241	0.9	✓
FNDB	Schwab Fund US Broad Mkt	RUFUSUSD	230	0.9	
EPS	WisdomTree Earnings 500	WTEPSTR	136	0.4	
PDN	PwrShr FR DM x US SmMid	TFRDXUNU	118	0.5	
EXT	WisdomTree Total Earnings	WTEI	96	0.4	
EQWL	PwrShrs Russell Top 200 EW	RT2EWTR	40	0.1	
PAF	PwrShrs FR Asia Pac x JP	TFRAXJNU	39	0.2	
EQWM	PowerShares Russell MC EW	RUMEMCTR	32	0.1	
EZY	WisdomTree LC Value	WTEILVTR	30	0.1	
RTR	RevenueShares ADR	REVWADRT	25	0.2	
EQWS	PowerShares Russell 2000 EW	RU2ESCTR	16	0.0	
FCFI	TrimTabs Intl Free-Cash Flow	FCFI	10	0.4	
ZLRG	ETFS Zacks Earnings LC US	ZAXERNLT	3	0.0	
SLDR	ALPS Sector Leaders	SPX	3	0.0	
ZSML	ETFS Zacks Earnings SC US	ZAXERNST	1	0.0	
Life Cycle and Allocation					
AOR	iShares Core Growth Allocat	SPTGGUT	$451	$3.3	
AOA	iShrs Core Aggressive Alloc	SPTGAUT	367	2.2	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

13

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Life Cycle and Allocation (continued)					
AOM	iShares Core Moderate Alloc	SPTGMUT	$355	$2.4	
AOK	iShares Core Conserv Alloc	SPTGCUT	241	1.5	
Long/Short					
HYLS	First Trust Tactical HY	n/a	$474	$2.2	
CSM	ProShares LC Core Plus	CS13030	461	3.8	
RALS	ProShares RAFI Long/Short	RAFILS	44	0.7	
FTLS	First Trust L/S Equity	n/a	16	0.2	
RINF	ProShrs 30Y TIPS/TSY Spr	CSTYIN30	5	0.2	
DIVA	QuantShares Hdgd Div Income	IDIVALS	4	0.0	
BTAL	QuantShr US MktNeu AntBeta	DJTMNABT	3	0.1	
CHEP	QuantShr US MktNeu Value	DJTMNSVT	3	0.1	
SIZ	QuantShr US MktNeu Size	DJTMNSST	2	0.0	
MOM	QuantShr US MktNeu Moment	DJTMNMOT	1	0.0	
Quantitative					
Domestic					
USMV	iShares MSCI USA Min Vol	M00IMVST	$5,060	$45.0	✓
SPLV	PwrShrs S&P 500 Low Vol	SP5LVIT	4,754	53.5	✓
FV	FT Dorsey Wright Focus 5	DWANQFF	3,912	37.3	✓
PKW	PowerShares Buyback	DRBTR	2,912	15.1	✓
FEX	First Trust LC AlphaDEX	DEFILCCI	1,920	12.4	✓
PDP	PwrShrs Momentum Portf	DWTL	1,887	10.0	✓
FTA	First Trust LCVal AlphaDEX	DEFILVOI	1,198	5.6	
QUAL	iShares MSCI USA Qlty Fact	M2USQU	1,070	6.0	
PWV	PowerShares Dyn LC Val	ILWTR	1,066	4.4	
MDIV	FT Multi-Asset Divers Income	NQMAUS	1,046	5.8	✓
QAI	IQ Hedge Multi-Strategy	IQHGMST	1,041	5.7	
FNX	First Trust MC AlphaDEX	DEFIMCCI	1,017	4.6	
TILT	FlxShr Mstar US MktFctTilt	MUFTT	776	1.2	
CVY	Guggenheim Multi-Asset	ZAXYHTR	754	4.4	✓
FYX	First Trust SC AlphaDEX	DEFISCCI	714	3.7	
VLUE	iShares MSCI USA Value Wgt	M2USVWGT	683	1.4	
MTUM	iShares MSCI USA Momentum	M2US000$	682	2.8	
FTC	First Trust LCGro AlphaDEX	DEFILGOI	613	4.4	✓
PHDG	PS S&P Downside Hdgd	SPVQDTR	583	4.2	✓
SPHQ	PowerShares SP500 High Qual	SPXQRUT	513	3.1	
DWAS	PwrShrs DWA SC Momen Portf	DWATLSC	437	3.1	✓
PWB	PowerShares Dyn LC Gro	ILHTR	325	1.2	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	269	0.7	
IYLD	iShrs Mstar MultiAsset Inc	MAHIT	264	1.8	
GURU	Global X Guru Index	GURU	261	2.2	✓
SIZE	iShares MSCI USA Risk Wgt	M2USRWGT	235	0.8	
DVP	Deep Value ETF	TWMDVP	228	0.4	
DEF	Guggenheim Defensive	SBRDETR	218	1.3	
BFOR	Barron's 400	B400T	213	0.7	✓
FAB	First Trust MultiCap Value	DEFIMCVI	202	0.9	
SPHB	PwrShrs S&P 500 High Beta	SP5HBIT	186	5.6	✓
PTLC	Pacer Trendpilot 750	n/a	170	10.5	
PWC	PowerShares Dyn Market	DYITR	164	0.6	
CZA	Guggenheim MC Core	ZAXMCTR	158	0.6	
NFO	Guggenheim Insider Sent	SBRINTR	151	0.5	
FTCS	First Trust Capital Strng	NQCAPSTT	109	0.6	
FNY	Frst Trst MC Gro AlphaDEX	DEFIMDGI	108	1.2	
KNOW	Direxion AC Insider Sent	SBRQAM	104	1.0	
XMLV	PowerShares S&P MC Low Vol	SP4LVIT	98	0.8	
CFO	Compass EMP US500 EnhanVol	n/a	93	0.9	
XSLV	PowerShares S&P SC Low Vol	SP6LVIT	92	0.6	
CDC	Compass EMP US100 High Div	CEMPULHT	88	0.8	
FYC	Frst Trst SC Gro AlphaDEX	DEFISCGI	82	0.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
GVAL	Cambria Global Value	GVAL	$81	$0.8	
FNK	Frst Trst MC Val AlphaDEX	DEFIMDVI	78	0.5	
FAD	First Trust MultiCap Gro	DEFIMCGI	77	0.3	
FYT	Frst Trst SC Val AlphaDEX	DEFISCVI	77	0.7	
PTMC	Pacer Trendpilot 450	n/a	70	4.1	
SPXH	Janus Veloc Volatil Hdg LC	SPXHID	69	0.3	
FVL	First Trust Value Line 100	VLFVL	62	0.1	
XRLV	PS SP500 Ex-Rt Sens LowVol	SP5LVRUT	54	1.0	
QVAL	ValueShares US Quant Value	SPTRSVX	54	0.5	
TRSK	Janus Veloc Tail Risk Hdg LC	TRSKID	42	0.1	
DWAQ	PwrShrs DWA NASDAQ Mom	DWANQTLT	36	0.2	
SMLV	SPDR Russell 2000 Low Vol	RU2LVOLT	35	0.3	
FWDD	Madrona Domestic	n/a	33	0.1	
VSPY	Direxion SP500 Volat Resp	SPXVRT	33	0.2	
PTNQ	Pacer NASDAQ-100 Trendpilot	n/a	30	1.8	
LGLV	SPDR Russell 1000 Low Vol	RU1LVOLT	29	0.3	
SCTO	Global X JPM US Sector Rotat	JPUSSCTO	27	0.3	
ROUS	Lattice US Equity Strategy	LROUSLX	27	0.3	
CIZ	Comp EMP Dev 500 Enh Vol Wgt	CEMPDVHG	25	0.3	
CSF	Comp EMP Disc 500 Enh Vol Wgt	CEMPSMHT	24	0.3	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	20	0.2	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUT	18	0.0	
SBUS	ETFS Divers-Factor US LC	SBUXDHMG	18	0.0	
MATH	Meidell Tactical Advantage	n/a	18	0.1	
FMK	Frst Trst Mega Cap AlphaDEX	DEFIMGCI	18	0.1	
SPYB	SPDR S&P 500 Buyback	SPBUYUT	15	0.2	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	13	0.1	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUT	13	0.0	
QINC	FT RBA Quality Income	RBAQI	11	0.1	
DWAT	Arrow DWA Tactical	n/a	9	0.1	
CFA	Compass EMP US 500 Vol	CEMPUSLT	9	0.1	
DHVW	Diamond Hill Valuat-Wgt 500	DHVW	8	0.2	
RWV	RevShrs Navellier A-100	REVWLOUT	8	0.0	
MRGR	ProShares Merger	SPLSALP	6	0.0	
QUS	SPDR MSCI USA Quality Mix	M2USQMAR	6	0.0	
TUSA	Frst Trst Total US AlphaDEX	NQDXUSB	5	0.0	
VLLV	Direxion Value Line Conserv	VLCET	5	0.0	
LRGF	iShares FactorSelect MSCI US	M2WODVR	5	0.1	
DBIZ	AdvsrShrs PringTrnr BusCyc	n/a	4	0.0	
QVM	Arrow QVM Equity Factor	AIQVM	4	0.1	
CSA	Compass EMP SC 500 Vol Wgt	CEMPUSST	4	0.0	
SMLF	iShares FctrSlct MSCI US SC	M2USDMR	3	0.0	
ERW	Janus Equal Risk Weighted LC	ERWSPX	3	0.0	
SLOW	ALPS Sector Low Volatility	SPX	3	0.0	
CAPX	Elkhorn SP500 Capital Expend	SPXCAPUT	2	0.1	
SCIU	Global X Scientific Beta US	SBUXRHMG	2	0.0	
International					
EFAV	iShares MSCI EAFE Min Vol	M00IEASO	$2,802	$26.0	✓
EEMV	iShares MSCI EM Min Vol	M00IEFSO	2,631	24.0	✓
ACWV	iShares MSCI ACWI Min Vol	M00IWDSO	2,200	15.0	✓
IFV	First Trust DWA Int'l Focus 5	DWANQIFF	874	11.8	
VIDI	Vident International Eqty	VIDIX	734	1.3	
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFTN	571	2.3	
FEP	Frst Trst Europe AlphaDEX	DEFIEUCI	403	4.0	✓
PIZ	PwrShrs DM Tech Lead	DWADMNTR	387	3.6	✓
FKU	Frst Trust UK AlphaDEX	DEFIUKCT	349	4.3	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUN	343	2.3	
PIE	PwrShrs EM Technical Lead	DWAEMNTR	325	3.1	✓

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

14 | US ETF & ETN Guide July 2015

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
FEM	Frst Trst EM AplhaDEX	DEFIEMCI	$274	$6.7	✓
FCJM	First Trust DE AlphaDEX	DEFICMCT	268	1.4	
FSZ	First Trust CH AlphaDEX	NQCH	257	2.0	
FHK	First Trust HK AlphaDEX	DEFIHKCT	248	2.2	
EELV	PowerShares S&P EM Low Vol	SPEMLVUN	233	1.6	✓
TLTE	FlxShr Mstar EM FactorTilt	MEMMFTN	216	0.7	
GYLD	Arrow DJ Global Yield	DJGYLDT	207	2.2	
FDT	Frst Trst DM exUS AlphaDEX	DEFIDMCI	165	1.5	
FJP	Frst Trst Japan AlphaDEX	DEFIJPCI	158	3.5	
GQRE	FlxShrs Glb Qlty Real Est	NTGQRENT	97	0.4	
JPIN	JPM Divers Ret Int'l Equity	FTJPIN	94	0.9	
QEMM	SPDR MSCI EM Quality Mix	M1EFQMR	72	0.6	
GRES	IQ Global Resources	IQGREST	59	0.4	
JPEM	JPMorgan Diversif Return EM	FTJPEMN	55	0.7	
FPA	Frst Trst AP xJP AlphaDEX	DEFIAPCI	51	0.8	
FYLD	Cambria Frgn Sharehld Yld	FYLD	49	0.4	
IPKW	PwrShrs Intl BuyBack Achiev	DRBXUSN	46	0.6	
JPGE	JPMrgn Divers Return GblEq	FTJPGEN	46	0.2	
FXEU	PS Europe Curr Hdg Low Vol	SPELVUNH	40	0.9	
FEMS	First Trust EM SC AlphaDEX	DEFIESCT	37	0.7	
GMOM	Cambria Global Momentum	n/a	34	0.4	
FCA	Frst Trst China AlphaDEX	DEFICHCI	30	0.4	
RODM	Lattice DM Ex-US Strategy	LRODMX	27	0.3	
FWDB	Madrona Global Bond	n/a	27	0.1	
ALTS	ProSh Mrngstr Alt Solution	DIVALTT	26	0.3	
HGI	Guggenheim Internat Multi	ZAXIH	25	0.1	
ROAM	Lattice EM Strategy	LROAMX	23	0.3	
EFFE	Global X JPMorgan Efficiente	JPUSEFFE	21	0.3	
IVAL	ValueShrs Intl Quant Value	NDUVEAFE	21	0.2	
FWDI	Madrona International	n/a	19	0.1	
EMCG	WisdomTree EM Consumer Gro	WTEMCGTR	19	0.0	
IDHQ	PwrShrs SP Intl Dev HiQual	SPIDHQRN	17	0.1	
JPMV	iShares MSCI Japan MinVol	M1JPMVOE	17	0.2	
FEUZ	FT Eurozone AlphaDEX	NQDXEURO	15	3.7	
DIVI	AdviShrs Athena High Div	n/a	15	0.1	
YDIV	FT NASDAQ Intl Multi-Asset	NQMAXUS	15	0.1	
QJPN	SPDR MSCI JP Quality Mix	M1JPQMAR	13	0.2	
IDHB	PwrShrs SP Intl Dev HghBta	SPIDHBIN	12	0.1	
FCAN	First Trust CA AlphaDEX	NQDXCA	11	2.1	
QDEU	SPDR MSCI Germany Qual Mix	M1DEQMAR	11	0.1	
EUMV	iShares MSCI Europe MinVol	M00IERSO	11	0.1	
FTW	First Trust TW AlphaDEX	DEFITWCT	11	0.4	
PERM	Global X Permanent	PERM	11	0.1	
QEM	Mkt Vctrs MSCI EM Quality	M1EFQU	10	0.0	
FLN	Frst Trst LatAm AlphaDEX	DEFILACI	8	0.1	
ROGS	Lattice Global SC Strategy	LROGSX	8	0.1	
FDTS	Frst Trst DM x US SC AlphaD	DEFIDSCT	7	0.1	
QWLD	SPDR MSCI World Qual Mix	M1WOQMR	6	0.0	
QTWN	SPDR MSCI Taiwan Quality Mix	M1TWQMAR	6	0.0	
QEFA	SPDR MSCI EAFE Quality Mix	M1EAQMR	6	0.0	
IQLT	iShares MSCI Intl Dev Qual	M1WOUNQR	5	0.0	
IMTM	iShares MSCI Intl Dev Momen	M1WOUMOR	5	0.0	
AXJV	iShrs MSCI AsiaxJP MinVol	M1APJVO	5	0.1	
QCAN	SPDR MSCI CA Quality Mix	M1CAQMAR	5	0.1	
RGRO	RevenueShares Global Growth	REVWGGT	5	0.0	
QXUS	MktVctrs MSCI Intl Quality	M1WDUQU	5	0.0	
ISZE	iShares MSCI Intl Dev Size	M1WOURW	5	0.0	
QAUS	SPDR MSCI AU Quality Mix	M1ATQMAR	5	0.0	
INTF	iShares FcorSlct MSCI Intl	M1WOUDMR	5	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
EEHB	PwrShrs S&P EM High Beta	SPEMHBIN	$5	$0.2	
FKO	Frst Trst S Korea AlphaDEX	DEFISKCI	4	0.0	
QGBR	SPDR MSCI UK Quality Mix	M1GBQMAR	3	0.2	
FBZ	Frst Trst Brazil AlphaDEX	NQDXBR	3	0.0	
KLEM	CaveKal Knowledge Leadrs EM	KNLGEX	3	0.0	
KLDW	CaveKal Knowledge Leadrs Dev	KNLGX	3	0.1	
SCIJ	Global X Scientific Beta JP	SBJURHMN	3	0.0	
QKOR	SPDR MSCI S Korea Quality Mix	M1KRQMAR	3	0.0	
SBEU	ETFS Divers-Factor Dev Eur	SBXES1EG	2	0.0	
ACWF	iShares FctrSlct MSCI Glob	M1WDDVR	2	0.0	
ISCF	iShrs FctrSlct MSCI Intl SC	M1WOUMFR	2	0.1	
QMEX	SPDR MSCI Mexico Quality Mix	M1MXQMAR	2	0.0	
QESP	SPDR MSCI Spain Qual Mix	M1ESQMAR	2	0.0	
IVLU	iShares MSCI Intl Dev Value	M1WOUEV	2	0.0	
SCIX	Global X Scientif Beta Asia	SBAXRHMN	2	0.0	
SCID	Global X Scientific Beta Eur	SBRXRHMN	2	0.0	
QLS	IQ Hedge Long/Short Tracker	IQHGLST	2	0.0	
QED	IQ Hedge Event-Driven Trckr	IQHGEDT	2	0.0	
GURI	Global X Guru Intl	GURI	1	0.0	
FAUS	First Trust AU AlphaDEX	NQDXAU	1	0.0	
GURX	Global X Guru Small Cap	GURX	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other					
PFF	iShares US Preferred	SPTREFTR	$13,020	$88.4	✓
AMLP	Alerian MLP	AMZI	8,581	76.3	✓
PGX	PowerShares Preferred	P0P4	2,756	15.3	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,422	5.3	✓
EMLP	Frst Trst NA Energy Infra	n/a	1,120	9.0	✓
MOAT	Mkt Vect Mrngstr Wide Moat	MWMFTR	871	4.3	
FPX	First Trust US IPO	IPXO	801	4.6	
PCEF	PowerShares CEF Income	CEFXTR	667	3.9	✓
CSD	Guggenheim Spin-Off	CLRSOTR	517	2.3	✓
PSP	PwrShr Listed Private Eqty	GLPEXUTR	477	3.1	✓
DSI	iShares MSCI KLD 400 Social	TKLD400U	448	1.8	
KLD	iShares MSCI USA ESG Sel	TFSSIU	329	0.9	
PBP	PwrShrs S&P 500 BuyWrite	BXM	316	3.6	
PSK	SPDR Wells Fargo Preferred	WAGG	294	1.9	
PFXF	Mrkt Vctrs Pref ex Fins	WHPSL	284	2.5	
FPE	First Trust Pref Sec & Inc	n/a	276	2.7	
VRP	PwrShrs Variable Rate Pref	PFLOT	272	2.3	
SPFF	Global X SuperIncome Pref	SPPEYN	268	2.8	
TTFS	TrimTabs Float Shrink	n/a	247	1.4	
YMLP	Yorkville High Income MLP	YMLP	220	1.6	
CRBN	iSh MSCI ACWI Low Carb Targ	M1WDLCT	215	0.8	
MLPA	Global X MLP	MLPAMID	154	1.6	
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	147	22.5	✓
MNA	IQ Merger Arbitrage	IQMNAT	144	1.1	
EQL	ALPS Equal Sector Weight	BASMLESW	141	0.6	
MLPX	Global X MLP&Energy Infra	SOLMLPX	133	1.8	✓
YYY	Yield Shares High Income	YLDA	94	0.8	
LOWC	SPDR MSCI ACWI Low Carb Targ	M1WDLCT	90	0.0	
ZMLP	Direxion Zacks MLP HighInc	ZAXLPTR	90	1.1	
BIZD	Market Vectors BDC Income	MVBIZDTG	80	0.7	
HSPX	Horizons SP500 CoveredCall	SPXCC	77	0.6	
AIRR	FT RBA American Indus Ren	RBAAIR	65	0.7	
HVPW	US Eqy High Vol Put Write	PUTWRT	60	0.4	
YMLI	Yorkville High Inc Infr MLP	YMLI	55	0.3	
XMPT	Market Vectors CEF Muni	CEFMXTR	48	0.3	
IPFF	iShares Intl Pref Stck	SPPRIUN	46	1.6	✓

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

15

Exchange Traded Funds (ETFs)

Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
HDG	ProShares Hedge Replicate	MLEIFCTX	$40	$0.3	
CAA	Cambria Global Asset Alloc	n/a	37	0.4	
IBLN	Direxion iBillionaire Index	BILLIONR	32	0.3	
IPO	Renaissance IPO	IPOUSA	28	0.2	
CPI	IQ Real Return	IQHGCPIT	27	0.1	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	27	0.1	
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	26	0.8	✓
GYEN	AdvsrShrs Cartman Gold/Yen	n/a	23	0.3	
QYLD	Recon Cap NASDAQ-100 CC	BXN	20	0.2	
GEUR	AdvsrShrs Cartman Gold/EUR	n/a	17	0.4	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	16	0.1	
ENFR	Alerian Energy Infrastruct	AMEI	16	0.1	
FLAG	Forensic Accounting	FLAG	13	0.1	
NASH	Nashville Area	NASHVILL	12	0.0	
HHFR	Highland HFR Global	HFRLHHFR	10	0.1	
HHDG	Highland HFR Equity Hedge	HFRLHHDG	10	0.1	
DRVN	Highland HFR Event-Driven	HFRLDRVN	10	0.0	
MLPJ	Global X Junior MLP	SOLMLPJ	10	0.0	
FUTS	ProShares Managed Futures	SPSFIT	9	0.1	
VXDN	AccuShrs Spot CBOE VIX Down	VIX	9	0.2	
VXUP	AccuShares Spot CBOE VIX Up	VIX	9	1.0	
EQLT	Alps Workplace Portfolio	LGBTEQLT	8	0.0	
BCHP	EGShares Blue Chip	EGABCHPT	8	0.0	
TOFR	USCF ETF Trust - Stock Split	SPX	5	0.0	
HIPS	Master Income	TFMSHIPP	5	0.1	
VIXH	FT CBOE SPS VIX Tail Hedge	VXTH	4	0.0	
YLCO	Global X Yieldco Index	IYLCOT	4	0.1	
KFYP	KraneShares CSI New China	H11161	3	0.0	
ACTX	Global X Guru Activist	ACTX	3	0.1	
XSOE	WisdomTree EM ex-SOEs	EMXSOETR	2	0.1	
IPOS	Renaissance Intl IPO	IPOXUS	2	0.0	
SPUN	Market Vectors Glb Spin-Off	GSPIN	2	0.1	
FPXI	First Trust Intl IPO	n/a	2	0.0	
FIA	Falah Russell-IdealRat US LC	RIIUSLCT	1	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide July 2015

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities					
General					
DJP	iPath Bloomberg Commodity	BCOMTR	$1,312	$16.6	✓
RJI	Elements Rogers Commod	ROGRTR	545	3.8	✓
GSC	GS Connect S&P GSCI Enh	SPGSESTR	145	1.8	
GSP	iPath GSCI Total Return	SPGSCITR	131	1.7	
DJCI	ETRACS BBG Commodity	BCOMTR	110	0.6	
UCI	ETRACS CMCI Total Return	CMCITR	80	0.6	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	30	0.7	
LSC	Elements S&PComdtyTrends	SPTICTR	28	0.0	
CSCB	CS X-Links Commodity Bench	CSIXTR	1	0.0	
CSCR	CS X-Links Commoditt Rotat	CSCUBKTR	1	0.0	
DPU	DB Commodity Long	DBCDIX	1	0.0	
SBV	iPath Pure Beta S&P GSCI-Weigh	BCC2C1PT	1	0.0	
Specific					
OIL	iPath Goldman Sachs Oil	SPGSCLTR	$927	$49.6	✓
RJA	Elements Rogers Agricult	ROGRAGTR	155	0.5	✓
JJG	iPath Bloomberg Grains	BCOMGRTR	130	2.0	✓
JO	iPath Bloomberg Coffee	BCOMKCTR	104	3.2	✓
SGG	iPath Bloomberg Sugar	BCOMSBTR	58	1.1	✓
JJC	iPath Bloomberg Copper	BCOMHGTR	45	1.0	✓
JJA	iPath Bloomberg Agriculture	BCOMAGTR	42	0.1	
RJN	Elements Rogers Energy	ROGRENTR	31	0.3	✓
COW	iPath Bloomberg Livestock	BCOMLITR	24	0.3	✓
NIB	iPath Bloomberg Cocoa	BCOMCCTR	23	0.4	✓
PTM	ETRACS UBS Long Platinum	CTPLTR	22	0.1	✓
FUD	ETRACS CMCI Food	CMFOTR	20	0.0	
BAL	iPath Bloomberg Cotton	BCOMCTTR	18	0.5	✓
UAG	ETRACS CMCI Agriculture	CMAGTR	15	0.0	
RJZ	Elements Rogers Metals	ROGRIMTR	13	0.0	
GAZ	iPath Bloomberg Natural Gas	BCOMNGTR	12	0.1	✓
UBG	ETRACS CMCI Gold	CTGCTR	12	0.1	
OLO	DB Crude Oil Long	DBODIX	11	0.2	
PGM	iPath Bloomberg Platinum	BCOMPLTR	10	0.0	
JJM	iPath Bloomberg Industrial	BCOMINTR	8	0.0	
USV	ETRACS CMCI Silver	CTSITR	8	0.2	
GRU	Elements MLCX Grains	MLCXGRTR	8	0.0	✓
JJP	iPath Bloomberg Precious Met	BCOMPRTR	8	0.0	
JJN	iPath Bloomberg Nickel	BCOMNITR	7	0.1	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	7	0.1	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	5	0.1	
UBC	ETRACS CMCI Livestock	CMLVTR	5	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	5	0.0	
UBN	ETRACS CMCI Energy	CMENTR	4	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	4	0.1	
JJU	iPath Bloomberg Aluminum	BCOMALTR	3	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	3	0.0	
JJS	iPath Bloomberg Softs	BCOMSOTR	3	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	2	0.0	
AGF	DB Agriculture Long	DBADIX	2	0.0	
GRN	iPath Global Carbon	BXIIGCUT	2	0.0	
WEET	iPath Pure Beta Grains	BCC1GRPT	2	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	2	0.0	
ONG	iPath Pure Beta Energy ETN	BCC1ENPT	2	0.0	
JJT	iPath Bloomberg Tin	BCOMSNTR	2	0.0	
BLNG	iPath Pure Beta Precious Metal	BCC1PMPT	2	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
JJE	iPath Bloomberg Energy	BCOMENTR	1	0.0	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	1	0.0	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Commodities (continued)					
Specific (continued)					
FUE	Elements MLCX Biofuels	MLCXBXTR	$1	$0.0	
BDG	DB Base Metals Long	DBBMIX	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	1	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	1	0.0	
GRWN	iPath Pure Beta Softs ETN	BCC1SFPT	1	0.0	
LD	iPath Bloomberg Lead	BCOMPBTR	1	0.0	
HEVY	iPath Pure Beta Industrial Met	BCC1IMPT	1	0.0	
Currencies					
CNY	Market Vectors Renminbi	SPCBCNY	$20	$0.3	
AYT	iPath GEMS Asia 8	BXIIGMA8	3	0.0	
ERO	iPath EUR/USD	n/a	3	0.0	
GBB	iPath GBP/USD	n/a	2	0.0	
ICI	iPath Optimized Curr Carry	BXIIC8P	2	0.1	
JYN	iPath JPY/USD	n/a	1	0.0	
INR	Market Vectors-Rupee/USD	SPCBINR	1	0.2	
JEM	iPath GEMS Index	BXIIGEM1	1	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	1	0.0	
Leveraged/Inverse					
FIGY	FI Enhanced Global HY	M2WDHDVD	$1,413	$0.9	
UWTI	VelocityShares 3x Crude	SPGSCLP	1,011	193.2	
FEEU	FI Enhanced Europe 50	SX5PGV	959	0.7	
FBGX	FI Enhanced LC Growth	RU10GRTR	807	2.8	
FLGE	FI LC Growth Enhanced	RU10GRTR	598	0.5	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	595	93.9	
MORL	ETRACS 2x Mortgage REIT	MVMORT	336	6.2	
FIEG	FI Enhanced Global HY	M2WDHDVD	302	1.1	
MLPL	ETRACS UBS 2x Lng MLP	AMZI	292	4.3	
FIEU	CS FI Enhanced Europe 50	SX5PGV	289	1.7	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	270	3.1	
CEFL	ETRACS Mon 2xLev ClsdEndFd	YLDA	200	2.7	
USLV	VelocityShares 3x Silver	SPGSSIP	153	10.7	
FBG	FI Enhanced Big Cap Growth	RU10GRTR	149	0.3	
DWTI	VelocityShrs 3x Inv Crude	SPGSCLP	148	124.2	
DGP	DB Gold Double Long	DGLDIX	118	2.2	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	92	1.3	
DTO	DB Crude Oil Double Short	DBODIXX	72	11.4	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	66	66.8	
SZO	PowerShares DB Oil Short	DBODIXX	62	1.6	
DZZ	DB Gold Double Short	DGLDIX	58	1.5	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	52	1.1	
SBND	DB 3x Short 25+ Yr Treas Bd	DBBNDS	45	0.3	
JGBD	DB 3x Inver JP Govt Bd Fut	DBBNJGBS	44	0.2	
UGLD	VelocityShares 3x Gold	SPGSGCP	39	1.8	
JGBS	DB Inverse JP Govt Bond Fut	DBBNJGBS	38	0.1	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	37	0.2	
SPLX	ETRACS 2xLeverag SP5 TR	SPXT	31	0.0	
FIBG	CS FI Enhanced Big Cap Gro	RU10GRTR	31	0.1	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	30	0.3	
HOML	ETRACS 2xLev ISE Homebuild	RUFTR	30	1.0	
LMLP	ETRACS 2xLev WF MLP ExEner	MLPXEPX	29	0.4	
DVHL	ETRACS Mon 2x Dvsfd Hi Inc	NYDVHI	26	0.2	
TAPR	Barclays Inv US Treas Comp	BXIITAG	26	0.2	
LRET	ETRACS 2xLev MSCI US REIT	RMZ	25	2.1	
DGZ	DB Gold Short	DGLDIX	24	1.6	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	21	0.1	
SMHD	ETRACS Monthly 2xLev US SC	SOLSMHD	20	0.6	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

17

ETNs

Exchange Traded Notes (ETNs)

ETNs

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Leveraged/Inverse (continued)					
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	$18	$1.1	
BUNT	DB 3x German Bund Futures	DBBNBUNL	16	0.1	
ROLA	iPath Long Extended Russell 10	RU10INTR	14	0.0	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	14	0.1	
RTLA	iPath LX Russell 2000	RU20INTR	14	0.0	
RWXL	ETRACS 2x DJ Intl Real Est	DWXRS	13	1.0	
DAG	DB Agriculture Double Long	DBADIX	11	0.1	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	11	2.1	
SFLA	iPath LX S&P 500 TR	SPTR	6	0.0	
JGBT	DB 3x JP Govt Bond Futures	DBBNJGBL	6	0.9	
LBND	DB 3x Long 25+ Yr Treas Bd	DBBNDL	6	0.2	
MFLA	iPath Long Enhanced MSCI EAFE	NDDUEAFE	5	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	5	0.1	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	4	0.1	
EMSA	iPath Short Enhanced MSCI Emer	NDUEEGF	4	0.0	
EMLB	iPath Long Enhanced MSCI Emerg	NDUEEGF	3	0.0	
BDD	DB Base Metals Double Long	DBBMIX	3	0.0	
DEE	DB Commodity Double Short	DBCDIXX	3	0.0	
BOM	DB Base Metals Double Short	DBBMIX	3	0.0	
DDP	DB Commodity Short	DBCDIXX	3	0.0	
URR	Market Vectors Double Long Eur	DLONGEUR	2	0.1	
DYY	DB Commodity Double Long	DBCDIX	2	0.0	
AGA	DB Agriculture Double Short	DBADIX	2	0.0	
BOS	DB Base Metals Short	DBBMIX	2	0.0	
ADZ	DB Agriculture Short	DBADIX	1	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$994	$1,126.7	✓
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	765	641.3	✓
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	541	3.5	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	241	59.3	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	118	2.2	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	45	6.2	✓
GLDI	CS X-Links Gold Sh Cov Call	QGLDI	35	0.3	✓
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	33	0.2	
SLVO	CS X-Links Slvr Sh Cov Call	QSLVO	27	0.3	
XVIX	ETRACS Long-Short VIX	SPVXTSER	13	0.1	
VIIX	VelocityShares VIX ShTrm	SPVXSP	11	2.6	✓
BWV	iPath CBOE SP500BuyWrite	BXM	10	0.0	
CVOL	C-Tracks ETN Volatility	CVOLT	4	0.1	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	1	0.0	
IVOP	iPath Inv SPS VIX ShrtTerm	SPVXSP	1	0.0	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	1	0.0	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	1	0.0	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$4,962	$53.8	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	2,341	11.3	✓
MLPN	CS X-Links Cushing MLP Infra	MLPX	697	2.8	✓
IMLP	iPath S&P MLP	SPMLP	658	2.7	✓
AMU	ETRACS Alerian MLP Index	AMZ	378	3.1	
INP	iPath MSCI India	NDEUSIA	349	1.8	✓
ATMP	Barclays ETN+ Select MLP	BXIIATMP	343	2.0	
MLPC	C-Tracks M/H MLP Fundam	MLPMP	156	0.5	
MLPO	Credit Suisse S&P MLP	SPMLP	108	0.2	
DIVC	C-Trck Mlln/Hwrd Str Div Rein	MHDT	106	0.2	
MLPY	MS Cushing MLP High Income	MLPY	88	0.3	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDC	67	0.4	
OSMS	Barclays OFI SteelPath MLP ETN	BXIIOSMS	57	0.0	
DOD	Elements Dogs of the Dow	MUTR	32	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
Other (continued)					
RODI	Barclays Return on Disability	RODITR	$30	$0.0	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	29	0.1	
WIL	Barclays Women in Leadership	BXIIWILT	28	0.0	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	27	0.1	
WMW	Elements Mrngstr Wide Moat	MWMFTR	26	0.1	
YGRO	RBC Yorkville MLP	YCMLL	26	0.2	
HDLV	ETRACS Mnthly 2x HiDivLowVol	SOLHDLV	26	0.2	
HOMX	ETRACS ISE Homebuilders	RUFTR	25	0.1	
VQTS	ETRACS SP500 VEQTOR Switch	SPVQSTR	25	0.1	
FMLP	ETRACS WF MLP Ex-Energy	MLPXEPX	24	0.0	
DVHI	ETRACS Divers High Income	NYDVHI	23	0.0	
CSLS	CS X-Links Lng/Shrt Equity	CSLABLN	20	0.1	
SPGH	ETRACS SPS Gold Hedge	SPGLSUT	20	0.3	
MLPW	E-TRACS Wells Fargo MLP	WML	12	2.2	
BUNL	DB German Bund Futures	DBBNBUNL	9	0.1	
GCE	Claymore CEF GS Connect	CLMRCEF	8	0.0	
CSMA	CS X-Links Merger Arbitrage	CSLABMN	5	0.0	
JGBL	DB JP Govt Bond Futures	DBBNJGBL	5	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.0	
DLBL	iPath US Treasury Long Bond Bu	BXIITEUS	5	0.0	
FLAT	iPath US Treas Flattener	BXIIUSTP	5	0.1	
DFVL	iPath US Treasury 5-year Bull	BXIITEFV	5	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
STPP	iPath US Treas Steepener	BXIIUSTP	4	0.0	
EEH	Elements LC Sector Momnt	SPBNPSP	3	0.0	

1. All average volume calculations in this guide were calculated over the period between January 9, 2015 to July 10, 2015.

* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide July 2015

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Selected Risk Considerations

An investment in the Barclays ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a US national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 20,000, 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled "Characteristics and Risks of Standardized Options" available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free +1 877 764 7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC., assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

©2015 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners.
2299-22AN-11/10

Not FDIC Insured • No Bank Guarantee • May Lose Value

P0356 | CSNY541781 v3 | July 2015

2015 Options Expiration Calendar January February March S M T W T F S S M T W T F S S M T W T F S 1 23 12 34 56 7 12 3456 7 45678 910 89 10 11 12 13 14 89 10 11 12 13 14 11 12 13 14 15 16 17 15 16 17 18 19 20 21 15 16 17 18 19 20 21 18 19 20 21 22 23 24 22 23 24 25 26 27 28 22 23 24 25 26 27 28 25 26 27 28 29 30 31 29 30 31 April May June S M T W T F S S M T W T F S S M T W T F S 12 3 4 12 12 34 56 5678 91011 34 567 89 78 910111213 12 13 14 15 16 17 18 10 11 12 13 14 15 16 14 15 16 17 18 19 20 19 20 21 22 23 24 25 17 18 19 20 21 22 23 21 22 23 24 25 26 27 26 27 28 29 30 24 25 26 27 28 29 30 28 29 30 31 July August September S M T W T F S S M T W T F S S M T W T F S 12 3 4 1 1234 5 5678 91011 23 4567 8 6 7 89 10 11 12 12 13 14 15 16 17 18 9101112131415 13 14 15 16 17 18 19 19 20 21 22 23 24 25 16 17 18 19 20 21 22 20 21 22 23 24 25 26 26 27 28 29 30 31 23 24 25 26 27 28 29 27 28 29 30 30 31 October November December S M T W T F S S M T W T F S S M T W T F S 12 3 12 345 67 12 34 5 45678 910 89 10 11 12 13 14 67 89 10 11 12 11 12 13 14 15 16 17 15 16 17 18 19 20 21 13 14 15 16 17 18 19 18 19 20 21 22 23 24 22 23 24 25 26 27 28 20 21 22 23 24 25 26 25 26 27 28 29 30 31 29 30 27 28 29 30 31 Quarterly expiration date VIX expiration date and A.M. Expiring equity and P.M. settled index settled index options cease trading options cease trading. Expiring cash-settled VIX expiration date currency options cease trading at 12:00 p.m. ET Equity, index, and cash-settled currency options expiration date1 ® A.M. settled index options cease trading 2017 Equity LEAPS added Exchange holiday 2018 Equity LEAPS® added Bank holiday (additional holidays may be announced) 1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: While these dates are accurate as of 12/10/13, they are subject to change. Through January 2015, weekly expirations occur every Friday with the exception of Standard Expiration Fridays and in the case of July 4, 2014, where it occurs on Thursday, July 3rd. After January 2015, all expirations will occur on Fridays unless there is an exchange holiday, when it will occur on Thursday. In 2014, exchange holidays on Friday occur on April 18th and July 4th. In 2015, exchange holidays occur on April 3rd, July 3rd, and December 25th. Approval for distribution p Americas p EMEA p Asia